                                                                   Exhibit 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                           LORAL SPACECOM CORPORATION,

                            THE BANKS PARTIES HERETO,

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent,

                          Dated as of December 21, 2001



                         BANC OF AMERICA SECURITIES LLC

                                       and

                         DEUTSCHE BANC ALEX. BROWN INC.,

                              as Co-Lead Arrangers,

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                         DEUTSCHE BANC ALEX. BROWN INC.,

                                       and

                                CREDIT LYONNAIS,

                         as Joint Book Running Managers

                                TABLE OF CONTENTS


                                                                                                               Page
SECTION 1. DEFINITIONS............................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................19

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS.....................................................20
         2.1      Commitments....................................................................................20
         2.2      Revolving Credit Notes.........................................................................20
         2.3      Procedure for Borrowing........................................................................21

SECTION 3.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS............................................................21
         3.1      The Term Loans.................................................................................21
         3.2      Procedure for Term Loan Borrowing..............................................................21
         3.3      Repayment of Term Loans; Evidence of Debt......................................................22

SECTION 4.  SYNDICATED LETTERS OF CREDIT.........................................................................23
         4.1      Issuance of Syndicated Letters of Credit.......................................................23
         4.2      Participating Interests in Syndicated Letters of Credit........................................24
         4.3      Procedure for Opening Syndicated Letters of Credit.............................................24
         4.4      Payments in Respect of Syndicated Letters of Credit............................................24
         4.5      Syndicated Letter of Credit Fees...............................................................25
         4.6      Syndicated Letter of Credit Reserves...........................................................26
         4.7      [Intentionally Omitted]........................................................................27
         4.8      [Intentionally Omitted]........................................................................27
         4.9      [Intentionally Omitted]........................................................................27
         4.10     [Intentionally Omitted]........................................................................27
         4.11     Further Assurances.............................................................................27
         4.12     Obligations Absolute...........................................................................27
         4.13     Assignments....................................................................................28
         4.14     Participations.................................................................................28
         4.15     Determination of Dollar Equivalent.............................................................28

SECTION 5.   GENERAL PROVISIONS..................................................................................28
         5.1      Fees...........................................................................................28
         5.2      Voluntary Termination or Reduction of Revolving Credit Commitments.............................29
         5.3      Interest Rates and Payment Dates...............................................................29
         5.4      Computation of Interest and Fees...............................................................29
         5.5      Inability to Determine Interest Rate...........................................................30
         5.6      Pro Rata Treatment and Payments................................................................30
         5.7      Illegality.....................................................................................32
         5.8      Requirements of Law............................................................................33
         5.9      Taxes..........................................................................................34
         5.10     Indemnity......................................................................................36

         5.11     Change in Lending Office.......................................................................36
         5.12     Optional Prepayments...........................................................................36
         5.13     Mandatory Prepayments..........................................................................37
         5.14     Conversion and Continuation Options............................................................38
         5.15     Minimum Amounts of Tranches....................................................................39

SECTION 6.  REPRESENTATIONS AND WARRANTIES.......................................................................39
         6.1      Financial Condition............................................................................39
         6.2      No Change......................................................................................40
         6.3      Corporate Existence; Compliance with Law.......................................................41
         6.4      Corporate Power; Authorization; Enforceable Obligations........................................41
         6.5      No Legal Bar...................................................................................41
         6.6      No Material Litigation.........................................................................42
         6.7      No Default.....................................................................................42
         6.8      Ownership of Property; Liens...................................................................42
         6.9      Intellectual Property..........................................................................42
         6.10     Federal Regulations............................................................................42
         6.11     Investment Company Act; Other Regulations......................................................43
         6.12     Subsidiaries...................................................................................43
         6.13     Purpose of Loans...............................................................................43
         6.14     Environmental Matters..........................................................................43
         6.15     Solvency.......................................................................................44
         6.16     Collateral Documents...........................................................................44
         6.17     Disclosure.....................................................................................45

SECTION 7.   CONDITIONS PRECEDENT................................................................................45
         7.1      Conditions to Effectiveness; Initial Extensions of Credit......................................45
         7.2      Conditions to Each Extension of Credit.........................................................48
         7.3      Conditions Subsequent to Closing...............................................................49

SECTION 8.  AFFIRMATIVE COVENANTS................................................................................49
         8.1      Financial Statements...........................................................................49
         8.2      Certificates; Other Information................................................................50
         8.3      Payment of Obligations.........................................................................51
         8.4      Conduct of Business and Maintenance of Existence...............................................52
         8.5      Maintenance of Property; Insurance.............................................................52
         8.6      Inspection of Property; Books and Records; Discussions; Independent
                  Audits.........................................................................................52
         8.7      Notices........................................................................................52
         8.8      Environmental Laws.............................................................................53
         8.9      Additional Subsidiaries........................................................................54
         8.10     Collateral Interests...........................................................................55

SECTION 9.  NEGATIVE COVENANTS...................................................................................55
         9.1      Financial Condition Covenants..................................................................56
         9.2      Limitation on Indebtedness.....................................................................56
         9.3      Limitation on Liens............................................................................57

         9.4      [Intentionally Omitted]........................................................................59
         9.5      Limitations on Fundamental Changes.............................................................59
         9.6      Limitation on Sale of Assets...................................................................60
         9.7      Limitation on Dividends........................................................................61
         9.8      Limitation on Investments, Loans and Advances..................................................61
         9.9      Transactions with Affiliates...................................................................62
         9.10     Restrictions on Actions Relating to the Management Fee Note and LSCC
                  Secured Note and the CyberStar Receivable......................................................63
         9.11     Restrictions on Indebtedness to Parent or Loral................................................63

SECTION 10.  EVENTS OF DEFAULT...................................................................................63

SECTION 11.  THE ADMINISTRATIVE AGENT............................................................................67
         11.1     Appointment....................................................................................67
         11.2     Delegation of Duties...........................................................................67
         11.3     Exculpatory Provisions.........................................................................67
         11.4     Reliance by Administrative Agent...............................................................67
         11.5     Notice of Default..............................................................................68
         11.6     Non-Reliance on Administrative Agent and Other Banks...........................................68
         11.7     Indemnification................................................................................69
         11.8     Administrative Agent in Its Individual Capacity................................................69
         11.9     Successor Administrative Agent.................................................................69
         11.10    Issuing Bank...................................................................................70
         11.11    Intercreditor Agreement........................................................................70

SECTION 12.  MISCELLANEOUS.......................................................................................70
         12.1     Amendments and Waivers.........................................................................70
         12.2     Notices........................................................................................71
         12.3     No Waiver; Cumulative Remedies.................................................................72
         12.4     Survival of Representations and Warranties.....................................................72
         12.5     Payment of Expenses and Taxes..................................................................72
         12.6     Successors and Assigns; Participations; Purchasing Banks.......................................73
         12.7     Adjustments; Set-off...........................................................................76
         12.8     Confidentiality................................................................................77
         12.9     Counterparts...................................................................................77
         12.10    Severability...................................................................................77
         12.11    Integration....................................................................................77
         12.12    GOVERNING LAW..................................................................................77
         12.13    Submission To Jurisdiction; Waivers............................................................77
         12.14    Acknowledgements...............................................................................78
         12.15    WAIVERS OF JURY TRIAL..........................................................................78
         12.16    Compliance with Department of Defense Regulations..............................................78
         12.17    Consent to Amendment and Restatement...........................................................80

SCHEDULES

1.1A     -    Addresses for Notice; Commitments
4.1      -    Existing Letters of Credit
6.1      -    Material Changes
6.6      -    Litigation
6.8      -    Indebtedness; Liens
6.9      -    Intellectual Property
6.12     -    Subsidiaries
6.14     -    Environmental Matters
8.10          Palo Alto Property
9.1           Financial Covenants
9.8      -    Loans and Investments
9.9      -    Certain Agreements


EXHIBITS

A-1      -    Revolving Credit Note
A-2      -    Term Note
B        -    Commitment Transfer Supplement
C        -    L/C Participation Certificate
D        -    [Intentionally Omitted]
E        -    Form of Guarantee Agreement
F        -    Form of Intercreditor Agreement
G             Form of Request for Extension of Credit
H             Form of Management Fee Note
I             Form of LSCC Secured Note

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 21, 2001 among LORAL SPACECOM CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Banks") and BANK OF AMERICA, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent") and as Issuing Bank.

                              W I T N E S S E T H :

         WHEREAS, an $850 million credit facility was established in favor of the Borrower pursuant to the terms of that Amended and Restated Credit and Participation Agreement dated as of November 14, 1997 (as amended and modified, the "Existing Credit Agreement") among the Borrower, Space Systems/Loral, Inc., as Delaware corporation, the banks and financial institutions identified therein, and Bank of America National Trust and Savings Association, a national banking association now known as Bank of America, N.A., as Administrative Agent;

         WHEREAS, the Borrower has requested certain modifications to the Existing Credit Agreement;

         WHEREAS, the Banks have agreed to the requested modifications on the terms and conditions set forth herein providing for, among other things, a $600 million credit facility consisting of a $200 million revolving credit facility and a $400 million term loan facility;

         WHEREAS, the parties intend for this Agreement to be given in amendment to, restatement of, and replacement for the Existing Credit Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants herein contained, the Borrower, the Banks and the Administrative Agent hereby agree, effective as of the Closing Date, to amend and restate the Existing Credit Agreement as follows:

                                   SECTION 1.
                                   DEFINITIONS

         1.1      Defined Terms.

         As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate": with respect to any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 15% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement": this Amended and Restated Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Level": as of any day, Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 below, whichever is applicable on such day, with each new Level to take effect on the day following the delivery to the Administrative Agent by the Borrower of the financial statements referred to in subsections 8.1(a) or (b) and the related certificates of the chief financial officer of the Borrower referred to in subsection 8.2 (or in the case of annual financial statements, unaudited financial statements and certificates otherwise complying with subsections 8.1(a) and 8.2 delivered solely for purposes of determining the Applicable Level), indicating the ratio of Consolidated Funded Debt as of the end of the period covered by such financial statements to Consolidated EBITDA for the four consecutive fiscal quarters ending on the last day of the period covered by such financial statements:

                      Ratio of Consolidated Funded Debt to
                               Consolidated EBITDA

     Level 1    N/A
     Level 2    Less than or equal to 2.50 to 1.00
     Level 3    Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00
     Level 4    Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00
     Level 5    Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00
     Level 6    Greater than 4.00 to 1.00

provided, however, that, (x) in the event that the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b) and the related certificates of the chief financial officer of the Borrower referred to in subsection 8.2(b) are not delivered when due, then during the period from the date upon which such financial statements and certificate were required to be delivered until the date upon which they actually are delivered, the Applicable Level shall be Level 6, (y) from the Closing Date to and including September 30, 2002, the Applicable Level shall be Level 1 and (z) commencing October 1, 2002 the Applicable Level shall be determined based on the ratio of Consolidated Funded Debt as of the end of the applicable fiscal quarter to Consolidated EBITDA for the four consecutive fiscal quarters ending on June 30, 2002 and thereafter the Applicable Level shall be determined at the time of delivery of the quarterly and annual financial statements referred to above.

         "Applicable Margin": with respect to each day per annum for the relevant Type of Loan set forth below opposite the Applicable Level in effect on such day:

                              Applicable            Applicable        Applicable
         Applicable         Eurodollar Rate         Base Rate           Non-Use
           Level                Margin                Margin            Margin
           -----                ------                ------            ------
          Level 1                2.25%                1.25%             0.500%
          Level 2                2.00%                1.00%             0.375%
          Level 3                2.25%                1.25%             0.375%
          Level 4                2.50%                1.50%             0.500%
          Level 5                2.75%                1.75%             0.500%
          Level 6                3.25%                2.25%             0.500%

In the event the outstanding principal balance of the Term Loan on December 31, 2003 shall be $300 million or more, then thereafter the Applicable Eurodollar Rate Margin and the Applicable Base Rate Margin hereunder for all Loans will be increased by fifty basis points (0.50%) across all Applicable Levels.

         "Appraised Value": as to any satellite, the value of such satellite as determined from time to time by an Approved Appraiser. The Appraised Value of any satellite determined after the Closing Date shall be determined using the same valuation methods employed by an Approved Appraiser prior to the Closing Date, unless otherwise agreed by the Administrative Agent.

         "Approved Appraiser": Ascent, The Communications Center or any qualified appraiser reasonably acceptable to the Administrative Agent.

         "Approved Foreign Currencies": foreign currencies which are freely convertible into Dollars and approved by the Issuing Bank in writing.

         "Ascent":  Ascent Communications, Inc.

         "Available Revolving Credit Commitment": as to any Revolving Credit Bank, at a particular time, an amount equal to such Bank's Revolving Credit Commitment Percentage of the excess, if any, of (a) the aggregate Revolving Credit Commitments at such time over (b) the aggregate outstanding principal amount of the Revolving Credit Loans and Revolving Credit Letters of Credit Obligations at such time; collectively, as to all the Banks, the "Available Revolving Credit Commitments".

         "Bank of America":  Bank of America, N.A., it successors and assigns.

         "Base Rate":  for any day, the higher of:

                  (a) the rate of interest publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; or

                  (b) one-half percent per annum above the Federal Funds Rate for such day.

         Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close.

         "Capital Expenditure": any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment, which in accordance with GAAP would be added to the fixed asset account of the Person making such expenditure.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Advances from Parent": cash advances made from Parent to Borrower or any of its Subsidiaries that are not evidenced by a promissory note.

         "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (ii) time deposits, banker's acceptances and certificates of deposit having maturities of not more than 12 months from the date of acquisition of (x) any Bank or (y) any domestic or foreign commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses
(i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii)(x) or (ii)(y) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group ("S&P") or P-2 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 270 days after the date of acquisition, (v) senior corporate obligations rated at least BBB or the equivalent thereof by S&P or Baa or the equivalent thereof by Moody's and in either case maturing within 2 years of the date of acquisition and (vi) any money market fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (i) through (iv) above, provided that no more than 25% of the aggregate amount of Cash Equivalents at any time may be rated lower than A-1 or P-1 or A- or A3, as the case may be.

         "Change in Control": an event or series of events as a result of which
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of shares entitling the holder thereof to cast more than 35% of the votes for the election of directors of Loral, (ii) at any time, Continuing Directors do not constitute a majority of the Board of Directors, or (iii) at any time, Loral shall cease, directly or indirectly, to own all of the outstanding capital stock of the Borrower.

         "ChinaSat Contract": Space Systems/Loral, Inc. Contract Number 97QFKE/41D1901US by and among Space Systems/Loral, Inc. as Contractor, China National Postal and

Telecommunications Appliances Corporation as Purchaser and China
Telecommunications Broadcast Satellite Corporation as Customer dated 21 March 1997 as amended.

         "Closing Date": the date on which the conditions precedent set forth in subsection 7.1 shall be satisfied, provided the Closing Date shall not occur if such conditions shall not have been satisfied on or before January 31, 2002.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Agent": means Bank of America, N.A., and its successors and assigns in such capacity.

         "Collateral Documents": the collective reference to the Guarantee Agreement, the Pledge Agreement, the Security Agreement, the Mortgages and each other security document or similar agreement, in addition to any pledge agreement delivered in accordance with Section 8.9, that may be delivered to the Administrative Agent in connection with the attachment and perfection of security interests to secure the obligations of the Loan Parties under the Loan Documents, including UCC financing statements and patent and trademark filings, in each case as amended, supplemented or otherwise modified from time to time.

         "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Bank agrees to make payments in Dollars or Approved Foreign Currencies for the account of the Borrower, in respect of obligations of the Borrower in connection with the purchase of goods in the ordinary course of business.

         "Commitment": as to any Bank, the reference to its Revolving Credit Commitment and Term Loan Commitment.

         "Commitment Percentage": as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitments or, if the Commitments have been terminated, the percentage of the aggregate outstanding amount of all Extensions of Credit then constituted by such Bank's outstanding Extensions of Credit. For purposes of this definition, the aggregate outstanding amount of Extensions of Credit of the Issuing Bank with respect to any Syndicated Letter of Credit shall be the amount of the Issuing Bank's L/C Participating Interest in such Syndicated Letter of Credit.

         "Commitment Transfer Supplement": a commitment transfer supplement substantially in the form of Exhibit B.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDA": for any period, the revenues minus associated expenses (excluding interest expense, the implied interest expense component of rent incurred under

Synthetic Leases, income taxes, depreciation and amortization) of the Borrower and its Subsidiaries from continuing operations for such period, determined in each case in accordance with GAAP on a consolidated basis. For the purposes of determining compliance with this Agreement, including pricing (i.e. determining the Applicable Level) and calculation of financial covenants (i.e. subsections 9.1, 9.7, 9.8, 9.11), Consolidated EBITDA shall include orbital income that would otherwise have been included in financial statements of interest income prepared in accordance with GAAP, but shall exclude (i) any management fee income from the Parent or Loral, (ii) any management fee income from other Affiliates not paid in cash included in such financial statements, (iii) any costs, penalties or charges related to (X) the settlement of the Department of Justice or State Department investigation and/or proceedings involving alleged export control violations by Space Systems/Loral, Inc., a Delaware corporation, as described in Loral's Annual Report on Form 10K for the year ended December 31, 2000 or (Y) the settlement of claims against the Borrower for liabilities with respect to electrical power losses on the PanamSat 7 satellite program; provided that any exclusions to Consolidated EBITDA with respect to clause (iii) above shall not exceed $40 million in the aggregate over the life of the Term Loans, (iv) gains and losses resulting from the sale or disposition (other than pursuant to a satellite construction contract) of those assets identified on
Schedule 9.1 at a price above or below the amount set on such schedule for any such asset, and (v) any reduction in Consolidated EBITDA occurring as a result of (X) any revaluation of the ChinaSat program inventory in connection with the termination of the ChinaSat Contract or (Y) any penalty in connection with the termination of the ChinaSat Contract; provided that, with respect to the Globalstar Receivables Sale, any charges or write-offs associated with the Globalstar Receivables or any gains resulting from the Globalstar Receivables Sale in each case that are recorded or taken after October 1, 2000, shall be disregarded for the purpose of calculating Consolidated EBITDA.

         "Consolidated Funded Debt": means Funded Debt of the Borrower and its Subsidiaries determined in accordance with GAAP on a consolidated basis.

         "Consolidated Interest Expense": for any period, cash interest expense (net of Consolidated Interest Income) of the Borrower and its Subsidiaries for such period plus, without duplication, all fees payable hereunder in respect of Letters of Credit for such period, all as determined on a consolidated basis in accordance with GAAP, and the implied interest expense component of rent incurred under Synthetic Leases, and provided that, with respect to the Globalstar Receivables Sale, any charges or write-offs associated with the Globalstar Receivables or any gains resulting from the Globalstar Receivables Sale in each case that are recorded or taken after October 1, 2000, shall be disregarded for the purpose of calculating Consolidated Interest Expense.

         "Consolidated Interest Income": Interest Income for the Borrower and its Subsidiaries determined in accordance with GAAP on a consolidated basis.

         "Consolidated Net Income": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income or loss" (or any like caption) on a consolidated income statement of the Borrower and its Subsidiaries for such period; provided that there shall be excluded from Consolidated Net Income (i) any management fee income from the Parent or Loral,
(ii) any management fee income from other Affiliates not paid in cash included in such financial statements, (iii) any costs, penalties or charges related to (X) the settlement of the Department of Justice or State Department investigation and/or proceedings involving alleged export control violations by Space Systems/Loral, Inc., a Delaware corporation, as described in Loral's Annual Report on Form 10K for the year ended December 31, 2000 or (Y) the settlement of claims against the Borrower for liabilities with respect to electrical power losses on the PanamSat 7 satellite program; provided that any exclusions to Consolidated Net Income with respect to clause (iii) above shall not exceed $40 million in the aggregate over the life of the Term Loans, (iv) gains and losses resulting from the sale or disposition (other than pursuant to a satellite construction contract) of those assets identified on Schedule 9.1 at a price above or below the amount set on such schedule for any such asset, (v) any reduction in Consolidated Net Income occurring as a result of (X) any revaluation of the ChinaSat program inventory in connection with the termination of the ChinaSat Contract or (Y) any penalty in connection with the termination of the ChinaSat Contract, and (vi) without duplication, all items that would be classified under GAAP as "extraordinary gains or losses".

         "Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date; provided that there shall be excluded from the calculation of Consolidated Net Worth (i) any management fee income from the Parent or Loral paid or accrued after December 31, 2001, (ii) any management fee income from other Affiliates not paid in cash and accrued after December 31, 2001, (iii) any costs, penalties or charges related to (X) the settlement of the Department of Justice or State Department investigation and/or proceedings involving alleged export control violations by Space Systems/Loral, Inc., a Delaware corporation, as described in Loral's Annual Report on Form 10K for the year ended December 31, 2000 or (Y) the settlement of claims against the Borrower for liabilities with respect to electrical power losses on the PanamSat 7 satellite program; provided that any exclusions with respect to clause (iii) above shall not exceed $40 million in the aggregate over the life of the Term Loans, (iv) gains and losses resulting from the sale or disposition (other than pursuant to a satellite construction contract) of those assets identified on
Schedule 9.1 at a price above or below the amount set on such schedule for any such asset, (v) any reduction in Consolidated Net Worth occurring as a result of
(X) any revaluation of the ChinaSat program inventory in connection with the termination of the ChinaSat Contract or (Y) any penalty in connection with the termination of the ChinaSat Contract, and (vi) without duplication, all items that would be classified under GAAP as "extraordinary gains or losses".

         "Continuing Director": the directors of Loral on the Closing Date and each other director, if, in each case, such other director's nomination for election to the Board of Directors is recommended by at least a majority of the then Continuing Directors.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CyberStar Receivables": all amounts of Indebtedness owing by Loral CyberStar, Inc. to the Borrower, including amounts due under the 10% Subordinated Note due 2006 in the principal amount of $29,700,000 to be issued by Loral CyberStar, Inc. to the Borrower in connection with the Exchange Offer.

         "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Determination Date":  as defined in subsection 4.15.

         "Dollar Equivalent": as of any Determination Date, the equivalent in Dollars which the amount available to be drawn under any Syndicated Letter of Credit issued in an Approved Foreign Currency or the amount of any drawing thereunder would be converted into at such time at the relevant Exchange Rate, as determined by the Administrative Agent pursuant to subsection 4.15.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Subsidiary": any Subsidiary that is incorporated or organized under the laws of any State of the United States of America or the District of Columbia.

         "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

         "Equity Transaction": means, with respect to the Borrower and its Subsidiaries, any issuance or sale of shares of its capital stock or other equity interest, other than an issuance (i) by the Borrower to the Parent or by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower, (ii) in connection with a conversion of debt securities to equity, or
(iii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": for any Interest Period for each Eurodollar Loan, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London to prime banks in the London interbank market at 11:00 A.M. (London time) two Working Days before the first day of such Interest Period in an amount substantially equal to the amount of the Eurodollar Loan of the Reference Bank to be outstanding during such Interest Period and for a period equal to such Interest Period.

         "Eurodollar Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements, if any, in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Cash Flow": of a Person for any period, cash from operating activities as determined in accordance with GAAP as disclosed in the statement of cash flows less the sum of gross Capital Expenditures and net Investments (other than Cash Equivalents), in each case, for such period; provided that, with respect to the Globalstar Receivables Sale, any cash received in connection with the Globalstar Receivables Sale, any charges or write-offs associated with the Globalstar Receivables or any gains resulting from the Globalstar Receivables Sale in each case that are recorded or taken after October 1, 2000, shall be disregarded for the purpose of calculating Excess Cash Flow.

         "Exchange Offer": the offer by Loral CyberStar, Inc. to holders of its outstanding Senior Notes due 2007 and its Senior Discount Notes due 2007 to exchange such notes for other securities.

         "Exchange Rate": with respect to any Approved Foreign Currency, the arithmetic mean of the spot exchange rates for the purchase of such Approved Foreign Currency with Dollars as listed on the WRLD screen of Reuters News Service, and if the Reuters spot exchange rates are unavailable, the Telerate equivalent shall be used.

         "Exposure":  as defined in subsection 12.7(a).

         "Extension of Credit": the making of any Loan by any Bank, the issuance of, or participation in, any Letter of Credit by the Issuing Bank or any Bank; the "aggregate outstanding amount of all Extensions of Credit" means, at any time of determination thereof, the sum of (a) the unpaid principal amount of all Loans at such time, (b) the aggregate amount available to be drawn under all Letters of Credit outstanding at such time (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof), and (c) the aggregate unreimbursed amount at such time of all drawings under Letters of Credit.

         "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Foreign Subsidiary":  a Subsidiary that is not a Domestic Subsidiary.

         "Funded Debt": of any person at any date (without duplication), (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) which is evidenced by a note, bond, debenture or similar instrument, but excluding interest rate hedging agreements and foreign exchange hedging agreements incurred to protect such person against interest rate fluctuations or foreign exchange rate fluctuations, (b) the portion of Financing Leases that is included on such person's balance sheet as Indebtedness, (c) the principal portion of obligations owing under Synthetic Leases, and (d) all Guarantee Obligations in respect of Funded Debt of another Person. Funded Debt shall not include any indebtedness relating to vendor financing.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Globalstar Receivables Sale": the sale, after the declaration and payment of the $70,000,000 dividend by the Borrower allowed under Section 9.7 of the Existing Credit Agreement, by the Borrower to Parent of receivables having a historical cost of at least $180,000,000 owed by Globalstar L.P. to the Borrower for a purchase price equal to such historical cost of such receivables (provided that at least $130,000,000 of the purchase price is payable in cash and the remainder, if any, of such purchase price is payable in the form of a promissory note issued by Parent to the Borrower). The Borrower shall provide notice of the completion of the Globalstar Receivables Sale (which such notice shall evidence the occurrence thereof for purposes hereof) to the Administrative Agent and the Administrative Agent shall, upon request by the Borrower, acknowledge the receipt of such notice and forward such notice to the Banks.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Services": shall have the meaning given such term in Section 8.10(a).

         "Guarantee Agreement": the Guarantee Agreement, substantially in the form of Exhibit E, to be executed and delivered as of the Closing Date by the Borrower and its material Domestic Subsidiaries, as the same may be amended, supplemented or otherwise modified.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Guarantors": means the parties identified as "guarantors" under the Guarantee Agreement, including parties which may subsequently join as "guarantors" thereunder.

         "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, asbestos, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "Indebtedness": of a Person at any date (without duplication), (a) Funded Debt, (b) all liabilities secured by any consensual lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (but only to the extent of the value of such property), but excluding such liabilities arising as a result of progress payments, milestones, customer advances or similar arrangements related to contracts incurred in the ordinary course of business, (c) reimbursement obligations owing in respect of letters of credit and bankers' acceptances that are not paid within three Business Days of the date such obligations are incurred, (d) the undrawn face amount of all stand-by letters of credit and bankers' acceptances issued or created on behalf of such Person in connection with obligations not reflected on the balance sheet of such Person, but excluding letters of credit and bankers' acceptances issued or created in connection with such Person's performance under contracts in the ordinary course of business and (e) all Guarantee Obligations in respect of Indebtedness of another Person. Indebtedness shall not include any indebtedness relating to vendor financing.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent":  pertaining to a condition of Insolvency.

         "Intercompany Debt":  as defined in subsection 6.13.

         "Intercreditor Agreement": the Intercreditor and Subordination Agreement to be dated as of the Closing Date, as amended and modified, among the Administrative Agent, the administrative agent under the Junior Credit Agreement (as defined therein), Bank of America, N.A., as Collateral Agent, the Borrower and the Subsidiaries of the Borrower parties thereto, a form of which is attached as Exhibit F.

         "Interest Income": as to a Person at any date, cash interest income on investments in the normal course of business, excluding orbital income which may be included in such Person's financial statements prepared in accordance with GAAP.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Base Rate Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months (i) each day which is three months or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

         "Interest Period":  with respect to any Eurodollar Loan:

                  (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month shall end on the numerically corresponding day of a calendar month unless the Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is supposed to end, in which case such Interest Period shall end on the last Working Day of such calendar month; and

                  (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates.

         "Investment": any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or any other investment in, any Person or in any commodities futures or other speculation.

         "Investment Grade Vendor": any vendor whose senior long term debt is rated at least BBB or the equivalent thereof by S&P or Baa or the equivalent thereof by Moody's.

         "Issuing Bank":  Bank of America.

         "L/C Application":  as defined in subsection 4.1.

         "L/C Obligations": the obligations (whether contingent or matured) of the Borrower to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Syndicated Letter of Credit.

         "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Syndicated Letter of Credit and the L/C Application relating thereto.

         "L/C Participation Certificate": a certificate in substantially the form of Exhibit C.

         "LSCC Secured Note": that certain promissory note in the form attached hereto as Exhibit I payable to the Borrower by the Parent and secured by the capital stock of Loral CyberStar Data Services Corporation (and certain related assets) as referred to therein.

         "Letters of Credit": the collective reference to the Syndicated Letters of Credit and; individually, a "Letter of Credit".

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Loan Documents": this Agreement, the Notes, the Guarantee Agreement, any L/C Applications, the Intercreditor Agreement, and the Collateral Documents.

         "Loan Party": the Borrower, the Parent and each Subsidiary of the Borrower which is a party to a Loan Document.

         "Loans": the collective reference to the Revolving Credit Loans and the Term Loans.

         "Loral": Loral Space & Communications Ltd., a Bermuda company, and its successors, provided any such successor is organized in Bermuda, any State of the United States of America or the District of Columbia, of which the Borrower is a wholly owned indirect subsidiary.

         "Loral Ecuador": shall have the meaning given such term in Section 8.10(a).

         "Management Fee Note": that certain promissory note in the form attached hereto as Exhibit H evidencing accrued management fees owing to the Borrower by Loral through September 30, 2001.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole which effect has a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Banks thereunder.

         "Material Subsidiary": any Subsidiary of the Borrower which has assets in excess of $1 million.

         "Moody's": shall have the meaning provided in the definition of "Cash Equivalents".

         "Mortgaged Property": the real property which is the subject of a Mortgage as referenced therein.

         "Mortgages": those mortgages, deeds of trust, security deeds or like instruments, as amended and modified, given to the Collateral Agent to secure the loans and obligations hereunder and under the other Loan Documents.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Notes": the collective reference to Term Notes and Revolving Credit Notes.

         "Obligations": the unpaid principal of and interest on the Loans, all unpaid drawings under the Letters of Credit and all interest thereon and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank or the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, any Loan Document, or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Bank or any Bank) or otherwise.

         "Palo Alto Property":  as described in Schedule 8.10.

         "Parent": Loral Space & Communications Corporation, a Delaware corporation.

         "Participant":  as defined in subsection 12.6(b).

         "Participating Bank": with respect to any Syndicated Letter of Credit, any Bank (other than the Issuing Bank of such Syndicated Letter of Credit) with respect to its L/C Participating Interest in such Letter of Credit.

         "Payment Sharing Notice": a written notice from any Bank informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from the Borrower in accordance with subsection 5.6(d).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Performance Letters of Credit": any Letter of Credit issued to support performance of Contractual Obligations not constituting Indebtedness of the Borrower or its Subsidiaries.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement": the Pledge Agreement to be executed and delivered as of the Closing Date by the Borrower and each of the Pledgors identified therein, as the same may be amended, supplemented or otherwise modified.

         "Purchasing Banks":  as defined in subsection 12.6(c).

         "Reference Bank":  Bank of America.

         "Register":  as defined in subsection 12.6(d).

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

         "Required Banks": at any time, (i) other than a release expressly permitted by this Agreement, in the case of a release of a Guarantor where any such release would not constitute a release of all or substantially all of the Guarantors (in which case the provisions of Section 12.1(c) would apply), or a release of collateral securing the Loans and obligations hereunder where any such release would not constitute a release of all or substantially all of the collateral securing the Loans and obligations hereunder (in which case the provisions of Section 12.1(c) would apply), then Banks whose Commitment Percentages aggregate at least 60%, and (ii) in all other cases, Banks whose Commitment Percentages aggregate at least 51%.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": with respect to any matter, each of the chief executive officer, the president, the chief financial officer and any other officer of the Borrower specifically designated pursuant to a resolution of the Board of Directors or Executive Committee thereof of the Borrower or, with respect to financial matters only, the chief financial officer of the Borrower.

         "Revolving Credit Bank": each Bank having an amount greater than zero set forth under the heading "Revolving Credit Commitment" opposite such Bank's name on Schedule 1.1A, as amended or supplemented.

         "Revolving Credit Commitment": as to any Revolving Credit Bank, the obligation of such Bank to make Loans to, and to participate in Letters of Credit for the account of, the Borrower hereunder in an aggregate outstanding amount at any one time not to exceed the amount set forth opposite such Bank's name under the heading "Revolving Credit Commitment" on Schedule 1.1A, as amended or supplemented.

         "Revolving Credit Commitment Percentage": as to any Revolving Credit Bank at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Bank's Revolving Credit Commitment.

         "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

         "Revolving Credit Letters of Credit": any Syndicated Letter of Credit issued under the Revolving Credit Commitments.

         "Revolving Credit Letters of Credit Obligations": the obligations (whether contingent or matured) of the Borrower to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letter of Credit issued under the Revolving Credit Commitments.

         "Revolving Credit Loans":  as defined in subsection 2.1.

         "Revolving Credit Note":  as defined in subsection 2.2.

         "Revolving Credit Termination Date": January 7, 2005, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

         "Rolling Four Quarter Period": each consecutive period consisting of four consecutive fiscal quarters of the Borrower.

         "S&P": shall have the meaning provided in the definition of "Cash Equivalents".

         "Satellite Credit Facility": means the senior bank credit facility of Loral Satellite, Inc., dated as of November 17, 2000, as amended, modified and/or restated from time to time thereafter.

         "Security Agreement": the Security Agreement to be executed and delivered as of the Closing Date by the Borrower and each of the Grantors identified therein, as the same may be amended, supplemented or otherwise modified.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

         "Special Purpose Holding Subsidiary": a Wholly Owned Subsidiary of the Borrower formed to hold an equity interest in one or more joint ventures or other business related to the Borrower's current business and engaging in no other business activities.

         "Standby L/C": an irrevocable letter of credit under which the Issuing Bank agrees to make payments in Dollars or Approved Foreign Currencies for the account of the Borrower, in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

         "Subsidiary": as to any Person, a corporation, partnership or other entity a majority of the equity ownership of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries or by such Person and one or more other Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Syndicated Letters of Credit": the collective reference to Commercial L/Cs, Standby L/Cs and Performance Letters of Credit issued pursuant to subsection 4.1; individually, a "Syndicated Letter of Credit".

         "Synthetic Lease": any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

         "Term Loan":  as defined in subsection 3.1.

         "Term Loan Bank": each Bank having an amount greater than zero set forth under the heading "Term Loan Commitment" opposite such Bank's name on
Schedule 1.1A, as amended or supplemented.

         "Term Loan Commitment": as to any Term Loan Bank at any time, its portion of the Term Loan to the Borrower on the Closing Date in an aggregate amount set forth opposite such Bank's name in Schedule 1.1A, as amended or supplemented, under the heading "Term Loan Commitment".

         "Term Loan Commitment Percentage": as to any Term Loan Bank at any time, the percentage which such Term Loan Bank's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments of all Term Loan Banks.

         "Term Note":  as defined in subsection 3.3(e).

         "The Communications Center": The Communications Center with offices located at 2723 Green Valley Road, Clarksburg, Maryland 20871.

         "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Transferee":  as defined in subsection 12.6(f).

         "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "Wholly Owned Subsidiary": any Subsidiary of the Borrower, the stock of which is 100% owned, directly or indirectly, by the Borrower.

         "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

         1.2      Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 8.1 (or, prior to the delivery of the first financial statements pursuant to Section 8.1, consistent with the annual audited financial statements referenced in Section 6.1(a)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Banks shall so object in writing within sixty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Loan Parties to the Banks as to which no such objection shall have been made.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   SECTION 2.
                AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

         2.1      Commitments.

         (a) Subject to the terms and conditions hereof, each Revolving Credit Bank severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower and to participate in Syndicated Letters of Credit from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that, after giving effect to any Revolving Credit Loans, in no event shall the aggregate outstanding amount of the Available Revolving Credit Commitments be less than zero.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.3 and 5.14; provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         (c) The Revolving Credit Loans shall mature and shall be due and payable on the Revolving Credit Termination Date.

         2.2      Revolving Credit Notes.

         The Revolving Credit Loans made by each Bank shall be evidenced by a promissory note executed and delivered by the Borrower, substantially in the form of Exhibit A-1 with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Revolving Credit Bank and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Revolving Credit Bank and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Bank. Each Revolving Credit Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Termination Date and (z) provide for the payment of interest in accordance with subsection 5.3.

         2.3      Procedure for Borrowing.

         The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Borrower shall give the Administrative Agent irrevocable notice in writing (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time),
(a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or
(b) on a Business Day for Base Rate Loans to made on that day, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the lengths of the initial Interest Periods therefor signed by a Responsible Officer. Each borrowing of Eurodollar Loans under the Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $250,000 in excess thereof. Each borrowing of Base Rate Loans under the Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

                                   SECTION 3.
                    AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

         3.1      The Term Loans.

         As of the Closing Date, the remaining principal balance of the term loan and a portion of the principal balance of the revolving loans outstanding under the Existing Credit Agreement are being reconstituted as a term loan deemed to have been made hereunder (the "Term Loan") in the aggregate principal balance of FOUR HUNDRED MILLION DOLLARS ($400,000,000). The Term Loan has been fully advanced and any remaining commitments relating thereto have expired or been terminated. The portion of the Term Loan held by each Term Loan Bank is set out on Schedule 1.1A, together with each Term Loan Bank's Term Loan Commitment Percentage thereof. The Term Loans may be (a) Eurodollar Loans, (b) Base Rate Loans, or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 5.14.

         3.2      Procedure for Term Loan Borrowing.

         The Borrower shall give the Administrative Agent irrevocable notice in writing (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York time) at least (a) three Business Days prior to the requested Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Closing Date, otherwise), specifying in each case (i) the amount of the Term Loan, (ii) the requested Closing Date, (iii) whether the Term Loan is to be comprised of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the Term Loan is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor and shall be signed by a Responsible Officer. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Banks and in like funds as received by the Administrative Agent.

         3.3      Repayment of Term Loans; Evidence of Debt.

         (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Bank the then unpaid principal amount of the Term Loans of such Term Loan Bank in twelve consecutive quarterly installments, payable (except for the twelfth and final installment) on the last Business Day of each March, June, September and December, commencing on March 31, 2002 each of which installments shall be in an aggregate amount for all Term Loan Banks equal to the respective amounts set forth below:

                  Term Loan Quarterly
                    Installment Date                  Amount
                    ----------------                  ------
                     March 31, 2002                 $5,000,000
                     June 30, 2002                  $5,000,000
                   September 30, 2002               $5,000,000
                   December 31, 2002                $25,000,000
                     March 31, 2003                 $5,000,000
                     June 30, 2003                  $5,000,000
                   September 30, 2003               $5,000,000
                   December 31, 2003                $5,000,000
                     March 31, 2004                 $20,000,000
                     June 30, 2004                  $20,000,000
                   September 30, 2004               $20,000,000
                    January 7, 2005                $280,000,000

         (b) Each Term Loan Bank (and each Revolving Credit Bank and Issuing Bank, as applicable) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Term Loan Bank (and each Revolving Credit Bank) resulting from each Term Loan (or Revolving Credit Loan) made by such Term Loan Bank (and each Revolving Credit
Bank) from time to time, including the amounts of principal and interest payable and paid to such Term Loan Bank (and each Revolving Credit Bank) from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Term Loan Bank (and each Revolving Credit Bank), in which Register and/or subaccounts shall be recorded
(i) the amount of each Term Loan (or Revolving Credit Loan) made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Bank (and each Revolving Credit Bank) hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

         (d) The entries made in the Register and the accounts of each Term Loan Bank (and each Revolving Credit Bank) maintained pursuant to subsection 3.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Term Loan Bank (and each Revolving Credit Bank) or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans (or Revolving Credit Loan) made to the Borrower by such Term Loan Bank (and each Revolving Credit Bank) in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Bank, the Borrower will execute and deliver to such Term Loan Bank a promissory note of the Borrower evidencing the Term Loan of such Term Loan Bank, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (as amended, supplemented or otherwise modified from time to time, a "Term Note").

                                   SECTION 4.
                          SYNDICATED LETTERS OF CREDIT

         4.1      Issuance of Syndicated Letters of Credit.

         (a) The Borrower may from time to time request the Issuing Bank to issue a Standby L/C, Performance Letter of Credit or a Commercial L/C for the account of the Borrower on its behalf or on behalf of its Subsidiaries or Affiliates by delivering to the Issuing Bank, with a copy to the Administrative Agent at its address specified in subsection 12.2, a letter of credit application in the Issuing Bank's then customary form (an "L/C Application") completed to the satisfaction of the Issuing Bank signed by the Borrower and also, where appropriate, the Subsidiary or Affiliate, together with the proposed form of such Syndicated Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.

         (b) Each Standby L/C, Performance Letter of Credit and Commercial L/C issued hereunder shall, among other things, (i) be in such form requested by the Borrower from the Issuing Bank as shall be acceptable to the Issuing Bank in its sole discretion and (ii) have an expiry date occurring not later than the fifth Business Day preceding the Revolving Credit Termination Date.

         (c) Each letter of credit issued under the Existing Credit Agreement outstanding on the Closing Date and listed on Schedule 4.1 shall be deemed a Letter of Credit issued for the account of the Borrower under this Agreement under the Revolving Credit Commitments.

         (d) No Syndicated Letter of Credit shall be issued under the Revolving Credit Commitments if, after giving effect thereto, the Available Revolving Credit Commitments would be less than zero or the aggregate Revolving Credit Letter of Credit Obligations would exceed $75,000,000 (of which amount the Dollar Equivalent of Syndicated Letters of Credit issued in Approved Foreign Currencies shall not exceed $35,000,000).

         4.2      Participating Interests in Syndicated Letters of Credit.

         On the date of the opening thereof (or in the case of subsection 4.1(c), the Closing Date), the Issuing Bank agrees to allot and does allot, to itself and each other Bank, and each Bank severally and irrevocably agrees to take and does take in each Syndicated Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Bank's Revolving Credit Commitment Percentage.

         4.3      Procedure for Opening Syndicated Letters of Credit.

         The Borrower may from time to time request that the Issuing Bank issue a Syndicated Letter of Credit on any Business Day by delivering concurrently to each of the Administrative Agent and the Issuing Bank an L/C Application at least four (4) Business Days prior to the proposed date of issuance. Upon receipt of any L/C Application and the confirmation by the Administrative Agent that subsection 4.1 will not be violated, the Issuing Bank will process such L/C Application, and the other certificates, documents and other papers delivered to it in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, promptly issue such Syndicated Letter of Credit; provided that no such Syndicated Letter of Credit shall be issued if subsection 4.1 would be violated thereby. The Issuing Bank shall furnish a copy of each Syndicated Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall promptly furnish to the Banks notice of the issuance of each such Syndicated Letter of Credit.

         4.4      Payments in Respect of Syndicated Letters of Credit.

         (a) The Borrower agrees forthwith upon demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application executed by the Borrower relating thereto, (i) to reimburse the Issuing Bank for any payment (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof on the second Business Day after the drawing under the Syndicated Letter of Credit) made by the Issuing Bank under any Syndicated Letter of Credit issued for such Borrower's account and
(ii) to pay interest on any unreimbursed portion of any such payment (or, if applicable, the Dollar Equivalent thereof on the second Business Day after the drawing under the Syndicated Letter of Credit) from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which the Issuing Bank demands reimbursement from the Borrower for such payment, the rate of interest that would be in effect for Base Rate Loans at such time and (B) on such date and thereafter, the rate of interest that would be in effect for overdue Base Rate Loans at such time pursuant to subsection 5.3(c).

         (b) In the event that the Issuing Bank makes a payment under any Syndicated Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Syndicated Letter of Credit, the Issuing Bank will promptly notify each other Bank through the Administrative Agent. Forthwith upon its receipt of any such notice, each other Bank will transfer to the Issuing Bank, in immediately available funds, an amount equal to such other Bank's Revolving Credit Commitment Percentage of the L/C Obligation arising from such unreimbursed payment. Upon its receipt from such other Bank of such amount, the Issuing Bank will complete, execute and deliver to such other Bank an L/C Participation Certificate dated the date of such receipt and in such amount.

         (c) Whenever, at any time after the Issuing Bank has made a payment under any Syndicated Letter of Credit and has received from any other Bank such other Bank's Revolving Credit Commitment Percentage of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Bank will distribute to such other Bank its pro rata share thereof in like funds as received; provided, however, that in the event that the receipt by the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Bank will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

         4.5      Syndicated Letter of Credit Fees.

         (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Syndicated Letters of Credit (other than amendment and negotiation fees), the Borrower agrees to pay (i) to the Administrative Agent, for the account of the Participating Banks and the Issuing Bank (with respect to its own L/C Participating Interest in any Syndicated Letter of Credit issued by it), with respect to each Syndicated Letter of Credit, a fee based on a rate per annum equal to (x) for Letters of Credit (other than Performance Letters of Credit) issued under the Revolving Credit Commitments, the Applicable Margin then in effect for Eurodollar Loans and (y) for any Performance Letters of Credit, 50% of the Applicable Margin then in effect for Eurodollar Loans, in each case, calculated on the undrawn face amount thereof (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof at the time of issuance) from time to time and (ii) to the Issuing Bank in respect thereof, a fee of 1/10 of 1% per annum based on the undrawn face amount thereof (or, in the case of any Syndicated Letter of Credit issued in an Approved Foreign Currency, the Dollar Equivalent thereof at the time of issuance) from time to time, each such fee to be payable quarterly in arrears, on the last Business Day of March, June, September and December.

         (b) For purposes of any payment of fees required pursuant to this subsection 4.5, the Administrative Agent agrees to provide to the Borrower a statement of any such fees to be so paid by the Borrower; provided that the failure by the Administrative Agent to provide the Borrower with any such invoice shall not relieve the Borrower of its obligation to pay such fees.

         4.6      Syndicated Letter of Credit Reserves.

         (a) If any change in any law or regulation or in the interpretation or application thereof by any court or other Governmental Authority charged with the administration thereof shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against Syndicated Letters of Credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Syndicated Letter of Credit, and the result of any event referred to in clause
(i) or (ii) above shall be to increase the cost to the Issuing Bank of issuing or maintaining any Syndicated Letter of Credit (which increase in cost shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Bank, the Borrower shall immediately pay to the Issuing Bank, from time to time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans at such time. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Bank to the Borrower concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

         (b) In the event that any change in any law or regulation or in the interpretation or application thereof by any court or other Governmental Authority charged with the administration thereof shall at any time, in the reasonable opinion of the Issuing Bank, require that any obligation under any Syndicated Letter of Credit issued by the Issuing Bank be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Bank or any corporation controlling the Issuing Bank, and such change in law shall have the effect of reducing the rate of return on the Issuing Bank's or such corporation's capital, as the case may be, as a consequence of the Issuing Bank's obligations under such Syndicated Letter of Credit to a level below that which the Issuing Bank or such corporation, as the case may be, could have achieved but for such change (taking into account the Issuing Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Bank to be material, then from time to time following notice by the Issuing Bank to the Borrower of such change, within 15 days after demand by the Issuing Bank, the Borrower shall pay to the Issuing Bank such additional amount or amounts as will compensate the Issuing Bank or such corporation, as the case may be, for such reduction. If the Issuing Bank becomes entitled to claim any additional amounts pursuant to this subsection 4.6(b), it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Bank to the Borrower concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

         (c) The Borrower agrees that the provisions of the foregoing paragraphs
(a) and (b) and the provisions of each L/C Application providing for reimbursement or payment to the Issuing Bank in the event of the imposition, modification or implementation of, or increase in, any reserve, special deposit, assessment, capital adequacy or similar requirement in respect of the Syndicated Letter of Credit relating thereto shall apply equally to each Participating Bank in respect of its L/C Participating Interest in such Syndicated Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Bank or any corporation controlling such Participating Bank.

         4.7      [Intentionally Omitted]

         4.8      [Intentionally Omitted]

         4.9      [Intentionally Omitted]

         4.10     [Intentionally Omitted]

         4.11     Further Assurances.

         The Borrower hereby agrees from time to time to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement and the issuance of Syndicated Letters of Credit hereunder.

         4.12     Obligations Absolute.

         The payment obligations of the Borrower under this Agreement and the other Loan Documents with respect to the Syndicated Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Syndicated Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank in respect thereof, the Administrative Agent, any Bank or any other Person, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein, or any unrelated transaction;

         (b) any statement or any other document presented under any Syndicated Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

         (c) payment by the Issuing Bank under any Syndicated Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Syndicated Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Bank; or

         (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Bank.

         4.13     Assignments.

         No Participating Bank's participation in any Syndicated Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Bank's Commitment in accordance with subsection 12.6(c)) without the prior written consent of the Issuing Bank. Such consent may be given or withheld without the consent or agreement of any other Participating Bank. Notwithstanding the foregoing, a Participating Bank may subparticipate its L/C Participating Interest pursuant to subsection 12.6(b) without obtaining the prior written consent of the Issuing Bank.

         4.14     Participations.

         Each Bank's obligation to purchase participating interests pursuant to subsections 4.2 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         4.15     Determination of Dollar Equivalent.

         With respect to each Letter of Credit issued and outstanding in an Approved Foreign Currency, on the date of issuance of such Letter of Credit, and on any date deemed necessary by the Administrative Agent (each, a "Determination Date") the Administrative Agent shall determine, and promptly notify each Bank of, the Dollar Equivalent of the undrawn amount and drawn amount of such Letter of Credit.

SECTION 5.   GENERAL PROVISIONS

         5.1      Fees.

         (a) The Borrower agrees to pay to the Administrative Agent for the account of the Banks a non-use fee, payable quarterly in arrears, on the last Business Day of March, June, September and December, for the period from the Closing Date to the Revolving Credit Termination Date equal to the Applicable Non-Use Margin then in effect (as set forth in the definition of Applicable Margin) per annum on the daily average difference between the aggregate Revolving Credit Commitments and the aggregate outstanding amount of all Extensions of Credit of the Banks under the Revolving Credit Commitments.

         (b) The Borrower agrees to pay to the Administrative Agent for its own account the administrative fees on the dates and in the amounts set forth in the letter agreement between Bank of America and the Borrower dated as of October 23, 2001.

         (c) All fees paid under or in connection with this Agreement are non-refundable.

         5.2 Voluntary Termination or Reduction of Revolving Credit Commitments.

         The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments or prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate amount of Extensions of Credit in respect of the Revolving Credit Commitments outstanding would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

         5.3      Interest Rates and Payment Dates.

         (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Loan for such Interest Period plus the Applicable Margin in effect from time to time.

         (b) Each Base Rate Loan shall bear interest for each day outstanding at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 5.3 plus 2% or (y) in the case of overdue interest or other amounts, the rate described in paragraph
(b) of this subsection 5.3 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 5.3 shall be payable on demand.

         5.4      Computation of Interest and Fees.

         (a) Interest on Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the Applicable Margin becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 5.3(a).

         5.5      Inability to Determine Interest Rate.

         In the event that prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, or

         (c) the Administrative Agent shall have received notice from the Required Banks that they are unable or find it impracticable to obtain funding with respect to any Eurodollar Loan requested or to be continued for such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans or bear interest at the Base Rate, (y) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans or shall bear interest at the Base Rate. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         5.6      Pro Rata Treatment and Payments.

         (a) Each borrowing of Loans from the Banks hereunder, each payment to the Banks on account of any of the fees set forth in subsection 5.1(a) and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, unpaid drawings under Letters of Credit, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Bank(s) or Issuing Bank entitled thereto, at the Administrative Agent's office specified in subsection 12.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Bank(s) and Issuing Bank entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on any Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day which is a Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day which is a Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing date for Loans that such Bank will not make the amount that would constitute its applicable Commitment Percentage of such borrowing or drawdown available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such borrowing or drawdown date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing or drawdown date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate during such period, times (ii) the amount of such Bank's applicable Commitment Percentage of such borrowing or drawdown, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such borrowing or drawdown date to the date on which such Bank's applicable Commitment Percentage of such borrowing or drawdown shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 4.6 shall be conclusive in the absence of manifest error. If such Bank's applicable Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such borrowing or drawdown date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and the applicable Loan shall be reduced by the amount of such payment (exclusive of interest). If the Borrower returns to the Administrative Agent any amount with interest thereon as described in the immediately preceding sentence, such Bank shall indemnify the Borrower for the difference, if any, between (i) the aggregate interest paid by the Borrower to the Administrative Agent in accordance with the immediately preceding sentence less (ii) if less, the aggregate interest which actually accrued on such amount in accordance with the provisions hereof prior to its return to the Administrative Agent.

         (c) Whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable to the Administrative Agent, the Issuing Bank and the Banks under this Agreement and the Notes, and the Administrative Agent has not received a Payment Sharing Notice (or if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 12.5, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank and the Issuing Bank; third, to the payment of fees due and payable to the Issuing Bank; fourth, to the payment of fees due and payable under subsection 5.1 ratably among the Banks in accordance with their Commitment Percentages; fifth, to the payment of interest then due and payable on account of the Loans and the other Extensions of Credit, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and sixth, to the payment of the principal amount of the Loans and the other Extensions of Credit which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.

         (d) After the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of all amounts described in clauses first through fourth of the foregoing paragraph (c), in the order set forth therein; and second, to the payment of the interest accrued on and the principal amount of all of the Notes and other Extensions of Credit, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

         5.7      Illegality.

         Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Bank's outstanding Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 5.10.

         5.8      Requirements of Law.

         (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by subsection 5.9 and changes in the rate of tax on the overall net income of such Bank);

                  (ii) shall impose, modify or hold applicable any reserve (including without limitation any Eurodollar Reserve Requirement), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Bank any other condition; and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection 5.8, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 5.8 submitted by such Bank, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error and the amounts set forth therein shall be payable quarterly on each Interest Payment Date for Base Rate Loans. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Administrative Agent) of a written request therefore, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Any notice to be given by a Bank under this subsection 5.8(b) shall be effective only if given within 120 days after such Bank becomes aware or should have become aware of the events giving rise to such notice.

         5.9      Taxes.

         (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, the Issuing Bank and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Issuing Bank or such Bank, as the case may be, as a result of a present, former or future connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent, the Issuing Bank or such Bank (excluding a connection arising solely from the Administrative Agent, the Issuing Bank or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld by the Borrower from any amounts payable to the Administrative Agent, the Issuing Bank or any Bank hereunder or under the Notes, the amounts so payable to the Administrative Agent, the Issuing Bank or such Bank shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Bank or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the Issuing Bank or such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Bank and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Bank or any Bank as a result of any such failure. None of the Banks, nor the Issuing Bank nor any transferee shall change its office which makes or maintains Eurodollar Loans or Base Rate Loans, if the effect of such action would cause, immediately following such change or in the reasonably foreseeable future, any amount to become payable by the Borrower under this subsection 5.9 unless such Bank, transferor Bank or transferee, as determined by it in its sole discretion, could be disadvantaged in any financial, economic, regulatory or other business way by the failure to make any such change. Solely at the Borrower's expense, the Borrower shall be entitled to contest the payment of any Taxes that the Borrower believes were not correctly or legally asserted and the Administrative Agent, the Issuing Bank or any Bank with respect to which such Taxes were imposed shall fully cooperate with the Borrower in connection with such contest. If any Taxes constituting a withholding tax shall be or become applicable, after the Closing Date, to payments by the Borrower to any Bank, such Bank shall use its best efforts to make, fund and maintain its Loans through another lending office of such Bank in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other office does not otherwise materially adversely affect such Loans or such Bank. In the event that the Borrower is required to pay any Bank any additional amount pursuant to this subsection 5.9(a) and no change of lending office is made in accordance with the preceding sentence, after the Borrower makes such payment, such Bank shall at the request and cost of the Borrower transfer for a purchase price equal to the outstanding Loans of such Bank, accrued and unpaid interest thereon and accrued and unpaid fees owing to such Bank under subsection 5.1 hereof and in accordance with the procedures set forth in subsection 12.6(c), its rights and obligations under this Agreement and the Notes or the other Loan Documents to a financial institution selected by the Borrower (and which agrees to such transfer) with the approval of such transferor and the Administrative Agent (not to be unreasonably withheld). If the Administrative Agent, the Issuing Bank or any Bank receives a refund in respect of any Taxes for which the Borrower has made payment hereunder, the Administrative Agent, the Issuing Bank or such Bank (as the case may be) shall repay such refund (together with any interest actually received thereon) to the Borrower, provided that the Borrower, upon the request of the Administrative Agent, the Issuing Bank or such Bank, agrees to return such refund (together with any penalties, interest or other charges) to the Administrative Agent, the Issuing Bank or such Bank (as the case may be) in the event that the Administrative Agent, the Issuing Bank or such Bank is required to repay such refund. The agreements in this subsection 5.9 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be. Each such Bank also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Administrative Agent, in which case such Bank will deliver copies of any such forms as such Bank is able to complete and deliver. Each Bank shall certify and represent and warrant to the Borrower
(i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to subsection 5.9(a) to the Administrative Agent or any Bank that fails to furnish any form or statement that it is required to furnish in accordance with this subsection 5.9(b) and, to the extent required by law, the Borrower shall be entitled to deduct Taxes from the payments owed to such Bank.

         5.10     Indemnity.

         The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds (excluding loss of margin) obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         5.11     Change in Lending Office.

         Each Bank and the Issuing Bank agrees that, in the event that, at any time, the provisions of subsections 4.6, 5.7, 5.8 or 5.9, as the case may be, have become or are likely to become applicable to it, it will change its office which makes or maintains Eurodollar Loans or Base Rate Loans or issues or maintains Letters of Credit, as the case may be, to another of the offices through which it or its Affiliates conducts business of the type in which it is engaged hereunder, if by making such change it can avoid or mitigate any cost or disadvantage to the Borrower arising out of the operation of such provisions, so long as such Bank, as determined by it in its sole reasonable discretion, is not disadvantaged in any financial, economic, regulatory or other business way.

         5.12     Optional Prepayments.

         The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and prior to 10:00 A.M. on any Business Day in the case of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Loans, accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 (or, in the case of Eurodollar Loans, $5,000,000) or a whole multiple of $1,000,000 in excess thereof and may only be made if, after giving effect thereto, subsection 5.15 is not contravened. All prepayments shall be accompanied by the amounts notified by each Bank to the Administrative Agent as due and owing to it under subsection
5.10 as a result of such prepayment. Optional prepayments on the Term Loan shall be applied pro rata to the remaining installments on the Term Loans.

         5.13     Mandatory Prepayments.

         (a) If, during the Revolving Credit Commitment Period, the aggregate outstanding amount of the Available Revolving Credit Commitments is less than zero (including, without limitation, any such occurrence resulting from the reductions in the Revolving Credit Commitments pursuant to subsection 5.2 or this subsection 5.13), the Borrower shall pay or prepay the Revolving Credit Loans, without premium or penalty, on such date in an aggregate amount equal to such excess, together with interest thereon accrued to the date of such payment or prepayment and any amounts payable pursuant to subsection 5.10.

         (b) One hundred percent (100%) of the net after-tax cash proceeds of any Equity Transaction shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13.

         (c) (I) In the case of a sale and leaseback of the Palo Alto Property, one hundred percent (100%) of the net after-tax cash proceeds from any such sale shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13; and

                  (II) In the case of any payments or other amounts received on or in connection with the LSCC Secured Note, one hundred percent (100%) of the net after-tax cash proceeds of any payment or other amount shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13, no later than 365 days after the date of receipt thereof, except to the extent such proceeds are reinvested in the business (including capital expenditures and working capital) of the Borrower and its Subsidiaries within such 365 day period;

                  (III) Other than in the case of a sale and leaseback of the Palo Alto Property, which is addressed in the preceding clause (I) or payments or other amounts secured on or in connection with the LSCC Secured Note which is addressed in the preceding clause (II), one hundred percent (100%) of the net after-tax cash proceeds of the sale or other disposition by the Borrower or any of its Subsidiaries of any such other property or assets shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13; provided that such prepayment under this subclause
         (III) shall not be required with respect to (i) sales of inventory in the ordinary course of business, (ii) asset sales and dispositions permitted pursuant to subsections 9.6(a) through 9.6(e) and subsection 9.6(i), or (iii) any other asset sales subsequent to the Closing Date until the aggregate amount of the net after-tax cash proceeds of such other asset sales equal $20,000,000.

         (d) 75% of Excess Cash Flow, calculated annually at the end of each fiscal year commencing on or after January 1, 2001 shall be used to prepay the Term Loans and reduce the Revolving Credit Commitments in accordance with this subsection 5.13 within 120 days after the end or each such fiscal year; provided that such prepayment shall not be required under this subsection 5.13(d) if the pro forma Funded Debt to Consolidated EBITDA ratio (for the fiscal year then ended) of the Borrower and its consolidated Subsidiaries is less than
3.00 to 1.00, as of the last day of such fiscal year.

         (e) One hundred percent (100%) of the net proceeds for any second consecutive launch failure of any satellite financed and scheduled to be owned and operated by the Borrower and the insurance proceeds from any in-orbit failure of any satellite shall be used to prepay the Term Loans and the Revolving Credit Commitments in accordance with this subsection 5.13; provided, however, insurance proceeds from any in-orbit failure that occurs prior to December 31, 2002 may be deposited with the Administrative Agent as cash collateral for the Obligations until March 31, 2002 (or if such in-orbit failure occurs after March 31, 2002, until the end of the next fiscal quarter following such in-orbit failure) and shall be either (i) returned to the Borrower if the Borrower is in pro forma compliance with all covenants (including the financial covenants) as of March 31, 2002 (or such later fiscal quarter end as provided above) or (ii) used by the Administrative Agent to prepay the Term Loans and the Revolving Credit Commitments in accordance with this subsection 5.13 if the Borrower is unable to show such pro forma compliance.

         (f) One hundred percent (100%) of payments or proceeds received under or in respect of the Management Fee Note shall be used to prepay the Term Loans and the Revolving Credit Commitments in accordance with this subsection 5.13.

         (g) Mandatory prepayments made pursuant to subsections 5.13(b), (c)(I),
(d) and (e) shall be applied first, to the Term Loans pro rata to the remaining installments on the Term Loans until the Term Loans are paid in full, and second, to the permanent reduction of the Revolving Credit Commitments (and to the repayment of the Revolving Credit Loans). Mandatory prepayments made pursuant to subsections 5.13(c)(II), (c)(III) and (f) shall be applied first, to the Term Loans in direct order of remaining installments on the Term Loans until the Term Loans are paid in full, and second to permanent reduction of the Revolving Credit Commitments (and to repayment of the Revolving Credit Loans). Payments made under this subsection 5.13 shall be applied first to Base Rate Loans, then to the Eurodollar Loans with an Interest Period ending on such date and then to other Eurodollar Loans. If, after giving effect to the foregoing prepayments, the aggregate outstanding amount of all Extensions of Credit under the Revolving Credit Commitments still exceeds the aggregate amount of the Revolving Credit Commitments, then the Borrower shall cash collateralize the Letters of Credit, in an aggregate amount equal to such excess. All prepayments shall be accompanied by the amounts notified by each Bank to the Administrative Agent as due and owing to it under subsection 5.10 as a result of such prepayment.

         5.14     Conversion and Continuation Options.

         (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, and/or to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the

Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a conversion is not appropriate,
(ii) any such conversion may only be made if, after giving effect thereto, subsection 5.15 or the proviso to subsection 2.1(a) shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 5.15 or the proviso to subsection 2.1(a) would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

         (c) Any notice given by Borrower under this subsection 5.14 shall be deemed given on any Business Day if received on or prior to 11:00 a.m. New York City time on such date and otherwise on the next succeeding Business Day after receipt.

         5.15     Minimum Amounts of Tranches.

         All conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

         To induce the Banks, the Issuing Bank and the Administrative Agent to enter into this Agreement and the Banks and the Issuing Bank to make their Extensions of Credit hereunder the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank and each Bank that:

         6.1      Financial Condition.

         (a) The balance sheet of (i) Loral and (ii) the Borrower, in each case, as at December 31, 2000 and the related statements of income and of cash flows for the twelve months ended on such date, audited by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Bank that requested the same, are complete and correct in all material respects and present fairly the financial condition of Loral as at such date, and the results of its operations and its cash flows for the twelve months then ended. The unaudited balance sheet of the Borrower as at September 30, 2001 and the related unaudited statement of income for the nine month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank that requested the same, are complete and correct in all material respects and present fairly the financial condition of the Borrower as at such date, and the results of its operations for the nine month period then ended (subject to normal year-end audit adjustments). All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and, with respect to any unaudited statements, except the notes with respect thereto). Except as disclosed in
Schedule 6.1, the Borrower did not have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in any notes thereto. Except as described in
Schedule 6.1, during the period from September 30, 2001 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower at September 30, 2001.

         (b) The Borrower has furnished to each Bank projections of the financial position and results of operations of the Borrower as at the end of and for each of the fiscal years of the Borrower through December 31, 2004. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Banks that such projections as to future events are inherently subject to significant economic and competitive uncertainties beyond the control of the Borrower, that actual results of operations during the periods covered by such projections may vary materially and adversely from the projected results of operations contained in such projections and that there cannot be any assurance that the projected results of operations contained in such projections will be realized. No fact is known to the Borrower (other than general economic conditions, which conditions are commonly known and affect business generally) which has, or which would in the future, in the reasonable judgment of the Borrower, have a Material Adverse Effect that has not been set forth in the financial statements referred to in this subsection 6.1 or disclosed herein or in the Schedules hereto.

         6.2      No Change.

         Except as disclosed in Schedule 6.1, (a) since December 31, 2000 there has been no development or event, that has had or could reasonably be expected to have a Material Adverse Effect and (b) since December 30, 2000, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the

Borrower, Loral or the Parent been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries, except as permitted by this Agreement.

         6.3      Corporate Existence; Compliance with Law.

         Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.4      Corporate Power; Authorization; Enforceable Obligations.

         The Borrower has the corporate power and authority, and the legal right, to execute, deliver and perform the Loan Documents and the Borrower has the corporate power and authority, and the legal right, to issue, deliver and perform the Notes and to borrow hereunder, and all necessary corporate action has been taken by the Borrower to authorize the borrowings on the terms and conditions of this Agreement and the Notes and the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (other than the Banks) is required in connection with the consummation of the transactions contemplated hereby, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any of the Loan Documents other than those that have been obtained or made and are in full force and effect and other than consents, authorizations, orders, notifications, filings or registrations, individually or in the aggregate, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and the Notes and the L/C Applications will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note and L/C Application, when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      No Legal Bar.

         The execution, delivery and performance of the Loan Documents, the consummation of the transactions contemplated hereby and thereby, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or Contractual Obligation of, the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except for liens as provided herein.

         6.6      No Material Litigation.

         Except as set forth on Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, any other Loan Document or any of the transactions contemplated hereby or thereby, or (b) which has or could reasonably be expected to have a Material Adverse Effect.

         6.7      No Default.

         Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8      Ownership of Property; Liens.

         Except as disclosed in Schedule 6.8, each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, and none of such property is subject to any Lien except as permitted by subsection 9.3.

         6.9      Intellectual Property.

         Except as set forth on Schedule 6.9, the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as disclosed in Schedule 6.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for any such claim which could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

         6.10     Federal Regulations.

         No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         6.11     Investment Company Act; Other Regulations.

         The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         6.12     Subsidiaries.

         The Borrower has no Subsidiaries other than (a) any Special Purpose Holding Subsidiary, (b) existing Subsidiaries as set forth in Schedule 6.12 and
(c) any Subsidiary which is a Guarantor pursuant to the Guarantee Agreement.

         6.13     Purpose of Loans.

         The proceeds of the Term Loans and a portion of the Revolving Credit Facility shall be used by the Borrower on the Closing Date to refinance indebtedness under the Existing Credit Agreement Thereafter, the Revolving Credit Facility shall be used to provide for working capital requirements and for general corporate purposes, including acquisitions.

         6.14     Environmental Matters.

         Except as disclosed in Schedule 6.14, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated (within the meaning of any applicable Environmental Law) by the Borrower and its Subsidiaries (the "Properties"), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect:

         (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

         (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law, which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

         (c) Neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower or any of its Subsidiaries any such notice.

         (d) Hazardous Materials have not been generated, treated, stored, disposed of, in, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location, in violation of any Environmental Law.

         (e) There are no governmental or administrative actions or judicial proceedings pending or, to Borrower's knowledge, contemplated under any Environmental Laws to which the Borrower or any of its Subsidiaries is or, to Borrower's knowledge, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

         6.15     Solvency.

         The Borrower is, individually and together with its Subsidiaries, Solvent.

         6.16     Collateral Documents.

         (a) Personal Property. The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in the Collateral described therein, and as defined therein (and including, among other things, all personal property such as accounts, inventory, equipment, contracts, intellectual property and general intangibles to secure the loans and obligations hereunder) and proceeds thereof, and the Security Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and its Subsidiaries in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 9.3.

         (b) Pledged Shares. The Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in the Pledged Shares described therein, and as defined therein and proceeds thereof, and, the Pledge Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and its Subsidiaries in such Pledged Shares and the proceeds thereof, as security for the Secured Obligations (as defined in the Pledge Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 9.3.

         (c) Real Property. The Mortgages are effective to create in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations identified therein, a legal, valid and enforceable Lien on all of the respective grantors' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are recorded in the appropriate offices and the proper amount of mortgage recording or similar taxes (if any) are paid and when the financing statements are duly filed in the appropriate public records, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Lien other than Liens expressly permitted hereunder.

         6.17     Disclosure.

         No representation or warranty made by the Borrower in this Agreement, any other Loan Document or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

SECTION 7.   CONDITIONS PRECEDENT

         7.1      Conditions to Effectiveness; Initial Extensions of Credit.

         The effectiveness of this Agreement and of each Bank to make its initial Extension of Credit is subject to the satisfaction, immediately prior to or concurrently with such effectiveness and the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

         (a) Loan Documents. The Administrative Agent shall have received for each Bank: (i) this Agreement, (ii) the Guarantee Agreement, (iii) a Revolving Credit Note or Term Loan Note for each requesting Revolving Credit Bank and Term Loan Bank, and (iv) the Collateral Documents, each executed and delivered by a duly authorized officer of the Borrower and the other parties thereto and, in the case of this Agreement, by the Administrative Agent and the Banks.

         (b) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (c) Borrower Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

         (d) Borrower Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Bank, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signatures of the officers of the Borrower executing any Loan Document, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be executed by the President or Vice President and the Secretary or any Assistant Secretary of the Borrower.

         (e) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Collateral Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (f) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Bank, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

         (g) Subsidiary Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

         (h) Financial Statements. The Administrative Agent shall have received unaudited consolidated financial statements of the Borrower and the consolidated subsidiaries for and at September 30, 2001.

         (i) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Administrative Agent, any Bank or the Issuing Bank in any violation of, any Requirement of Law.

         (j) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a copy for each Bank, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings required by subsection 6.4, if any, and (ii) stating that except for such consents, licenses and filings as are attached, no such consents, licenses and filings are required, and each such consent, authorization and filing, if any, shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (k) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 5.1. Each Bank shall have received a closing fee equal to 0.75% of its Commitment.

         (l) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its Subsidiaries, which shall reveal no liens on any assets of the Borrower or its Subsidiaries except for liens permitted under the Loan Documents or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

         (m) Insurance. The terms, conditions and amounts of insurance coverage of the Borrower and the Subsidiaries, including orbital (to the extent available) and launch insurance, shall be in effect when applicable, and substantially as previously described to the Administrative Agent by the Borrower and providing, among other things that the Collateral Agent is loss payee thereunder; provided that with respect to satellites that are not in orbit, orbital insurance shall not be required as a condition precedent under this Section.

         (n) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Bank, the executed legal opinion of Willkie Farr & Gallagher, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

         (o) Personal Property Collateral. Receipt by the Administrative Agent of the following:

                  (i) Financing Statements. Duly executed UCC financing statements, or their equivalent, for each jurisdiction as necessary or appropriate, in the Administrative Agent's discretion, to perfect the security interest in the collateral.

                  (ii) Certificated Interests. Original certificates evidencing capital stock, membership interest or similar equity interest which is the subject of the Pledge Agreement, together with undated stock transfer powers executed in blank.

                  (iii) Intellectual Property. Such patent, trademark and copyright notices and filings as necessary or appropriate, in the Administrative Agent's discretion, to perfect the security interests in intellectual property that constitutes a part of the collateral.

                  (iv) Landlord Consents. Landlord consents, estoppel letters or consents and waivers in respect of collateral held on leased premises as reasonably required by the Administrative Agent.

                  (v) Satellite Appraisals. Appraisals of Telstar 4, 5, 8 and 13, in form and content satisfactory to the Administrative Agent and the Required Banks.

                  (iv) Management Fee Note, LSCC Secured Note and CyberStar Receivable. The original Management Fee Note, LSCC Secured Note and CyberStar Receivable, together with an allonge in form reasonably acceptable to the Administrative Agent.

         (p) Real Property Collateral. Receipt by the Administrative Agent of the following:

                  (i) Surveys. Copies of recent ALTA surveys of each of the Mortgaged Properties (other than those identified in Section 7.3(a) hereof) by registered engineers or land surveyors, in form and detail (including the location of special flood hazard areas) acceptable to the Administrative Agent.

                  (ii) Title Polices. Standard ALTA mortgagee policies insuring the priority of the Mortgages in amounts and from companies acceptable to the Administrative Agent and the Required Banks. The title policies shall include only such exceptions as are acceptable to the Administrative Agent. Copies of recorded documentation relating to all such exceptions shall be provided to the Administrative Agent prior to the Closing Date.

                  (iii) Local Counsel Opinions. Executed legal opinions from local counsel regarding the enforceability of the Mortgages under local law in form and substance acceptable to the Administrative Agent and the Required Banks.

                  (iv) Environmental Reports. Copies of environmental reports and other environmental documentation, if any, relating to the Mortgaged Property and other real property leased by the Borrower and its Subsidiaries, which reports and documentation shall be in form and detail satisfactory to the Administrative Agent and the Required Banks.

                  (v) Flood Insurance. Copies of insurance certificates or policies evidencing flood hazard insurance for improvements located in areas having "special flood hazards," showing the Collateral Agent as sole loss payee, together with evidence of payment of premiums thereon.

                  (vi) Appraisals. Appraisals of the real estate and equipment at the Palo Alto facility, in form and content satisfactory to the Administrative Agent and the Required Banks.

         (q) Intercreditor Agreement. Receipt by the Administrative Agent of a fully executed copy of the Intercreditor Agreement.

         (r) Amendment of Satellite Credit Facility. Receipt by the Administrative Agent of an executed and effective amendment to the Satellite Credit Facility confirming, among other things, that the aggregate amount thereof is not in excess of $494 million and has a maturity not sooner than January 7, 2005.

         The Administrative Agent will, on request, confirm to the Borrower that the foregoing conditions have been met (or otherwise satisfied, whether by waiver, post-closing agreement, or otherwise), the Closing Date has thereby occurred and the credit facilities hereunder established.

         7.2      Conditions to Each Extension of Credit.

         The agreement of each Bank to make any Extension of Credit or of the Issuing Bank to issue any Syndicated Letter of Credit on any date (including, without limitation, the Closing Date) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except where such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

         (c) Insurance Coverage. In orbit insurance is in full force and effect for all satellites in orbit at the time of such Extension of Credit (except that this condition shall not be applicable for renewals of then outstanding Letters of Credit), such insurance to be in an amount equal to the original cost less accumulated depreciation of each such satellite.

         The acceptance by the Borrower of any Loan, any drawing under any Syndicated Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such effectiveness or Loan or Letter of Credit, as the case may be, that the conditions contained in this subsection 7.2 have been satisfied.

         7.3      Conditions Subsequent to Closing.

         The Borrower covenants and agrees to provide, or cause to be provided, to the Administrative Agent each of the following items on or before the dates identified:

                  (a) Survey. Within ninety (90) days of the Closing Date, an ALTA survey of the Petaluma, California Mortgaged Property by registered engineers or land surveyors, in form and detail (including the location of special flood hazard areas) acceptable to the Administrative Agent.

                  (b) Landlord's Estoppel. Borrower will use reasonable commercial efforts absent the payment of any fees or the making of any concessions to obtain a Landlord's Estoppel in respect of its property in Richmond, California.

                                   SECTION 8.
                              AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as any Commitments remain in effect, any Loan remains outstanding and unpaid or any Letter of Credit remains outstanding or any other amount is owing to any Bank, the Issuing Bank or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         8.1      Financial Statements.

         Furnish to the Administrative Agent and each Bank:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and of cash flows for such year, setting forth in each case, in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Banks;

         (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for the previous year, certified by a Responsible Officer as being to the best of his knowledge fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries referred to in subsection 8.1(a) or 5.1(a), as the case may be (subject to normal year-end audit adjustments); all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and, with respect to any unaudited statements, except the notes with respect thereto);

         (c) as soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower, a pro forma income statement and selected cash flow items for the Borrower and its Subsidiaries for the coming fiscal year; and

         (d) as soon as available, but in any event within 120 days after the end of each fiscal year, and 60 days after the end of each of the first three quarterly fiscal periods of each year, copies of the audited annual and company prepared quarterly financial statements for Loral Satellite, Inc., including a consolidated balance sheet and consolidated statements of operations and cash flows and copies of the company prepared quarterly and annual statements of Loral CyberStar Data Services Corporation, including a consolidated balance sheet and consolidated statements of operations and cash flow.

         8.2      Certificates; Other Information.

         Furnish to each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) a calculation certified by a Responsible Officer of Excess Cash Flow for the prior fiscal year;

         (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b),

                  (i) a certificate of a Responsible Officer (x) stating that, to the best of such Officer's knowledge, the Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (y) showing calculations in respect of subsection 9.1, and

                  (ii) a certificate of the chief financial officer stating after making due inquiry in his corporate capacity that to the best of such officer's knowledge, the Borrower and its Subsidiaries are in compliance with the provisions of Section 9.9.

         (c) within five days after the same are sent, copies of all financial statements and material reports which Loral sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which Loral or the Parent may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (d) concurrently with the delivery of the financial statements referred to in subsection 8.1(a) and (b), (i) any discussion or analysis of the results reflected in such financial statements prepared by management of the Borrower,
(ii) an updated copy of Schedule 9.1 hereto identifying any assets listed thereon that have been sold since the delivery of the last updated schedule and giving the sales price for such assets and showing any changes in the book value of the assets listed thereon since the delivery of the last updated schedule, and (iii) an aging report on accounts receivable;

         (e) concurrently with the delivery of the annual audited financial statements referred to in subsection 8.1(a), beginning with the annual audited financial statements for the fiscal year ending December 31, 2002, an updated appraisal demonstrating Appraised Value of Telstar 4, 5, 8 and 13 prepared by an Approved Appraiser and reasonably satisfactory in form to the Administrative Agent; and

         (f) promptly, such additional financial and other information as any Bank may from time to time reasonably request, subject to restrictions of any Governmental Authority with respect to classified information.

         8.3      Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay is due to a good faith error or omission; provided that this covenant shall not require the Borrower to pay any Indebtedness or Guarantee Obligation if such failure to pay would not result in an Event of Default under Section 10(f).

         8.4      Conduct of Business and Maintenance of Existence.

         Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that this covenant shall not prevent the Borrower from terminating the ChinaSat Contract or require the Borrower to pay any Indebtedness or Guarantee Obligation if such failure to pay would not result in an Event of Default under Section 10(f).

         8.5      Maintenance of Property; Insurance.

         Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies satisfactory to the Administrative Agent in its reasonable discretion, insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption and showing the Collateral Agent as loss payee or additional insured, as appropriate) as are usually carried by the companies engaged in the same or a similar business in the same general area, and if reasonably requested by the Required Banks any additional property and/or liability insurance; and furnish to each Bank, upon written request, full information as to the insurance carried. The Borrower and its Subsidiaries shall maintain in-orbit insurance, if available, on each satellite in orbit equal in value to at least the original cost less accumulated depreciation of each such satellite in orbit.

         8.6 Inspection of Property; Books and Records; Discussions; Independent Audits.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to any restrictions imposed by any Governmental Authority with respect to classified information and to contractual confidentiality restrictions with customers, permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         8.7      Notices.

         Promptly give notice to the Administrative Agent and each Bank, of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is more than $15 million at any time and not covered by insurance (other than normal deductibles) or in which injunctive or similar relief which could reasonably be expected to have a Material Adverse Effect is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

         (e) a development or event in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or any of its Subsidiaries proposes to take with respect thereto.

         8.8      Environmental Laws.

         (a) Comply with, and use best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and use best efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to do so could not have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws applicable to it and comply with all lawful orders and directives of all Governmental Authorities within the time permitted by law respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated (within the meaning of any applicable Environmental Law) by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         8.9      Additional Subsidiaries.

         (a) Where Domestic Subsidiaries that are not Guarantors hereunder (the "Non-Guarantor Subsidiaries") shall, as a group, at any time have assets that in the aggregate exceed an amount equal to one percent (1%) of Consolidated Net Worth as of the end of the most recent fiscal quarter, then the Borrower shall promptly notify the Administrative Agent thereof and cause such Non-Guarantor Subsidiaries to be joined as Guarantors, such that after giving effect to such joinder the remaining Non-Guarantor Subsidiaries shall not, as a group, exceed the foregoing threshold. In connection with any such joinder hereunder, the Borrower shall cause there to be delivered to the Administrative Agent promptly, but in any event within 45 days, (i) an amendment, supplement or joinder to the Guarantee Agreement, to the Collateral Documents (including UCC financing statements) and to the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, to join the applicable Domestic Subsidiary as a Guarantor hereunder, and such other action necessary or advisable to cause the Liens created by the Collateral Documents to be duly perfected in accordance with all applicable Requirements of Law, including, the filing of financing statements, (ii) if the such Domestic Subsidiary owns real property interests, Mortgages and the other items referenced in Section 7.1(p) in connection therewith, (iii) such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, and (iv) deliver stock certificates and related pledge agreements and pledge joinder agreements evidencing the pledge of 100% of the Capital Stock of each Domestic Subsidiary (whether or not a Guarantor), together with undated stock transfer powers executed in blank.

         (b) Where there shall exist Foreign Subsidiaries with regard to which the Capital Stock of its first-tier foreign parent company (or its Capital Stock if such Foreign Subsidiary is a first-tier Foreign Subsidiary) is not pledged to secure the loans and obligations hereunder and the aggregate amount of assets for all such Foreign Subsidiaries shall exceed one percent (1%) of Consolidated Net Worth as of the end of the most recent fiscal quarter, then the Borrower shall promptly notify the Administrative Agent thereof and cause to be delivered to the Administrative Agent promptly, but in any event within 90 days, (i) stock certificates and related pledge agreements and pledge joinder agreements evidencing the pledge of 65% of the voting Capital Stock of each first-tier Foreign Subsidiary, together with undated stock transfer powers executed in blank, and take or cause to taken all such other action under the law of the jurisdiction of organization as may be necessary or advisable to perfect such Lien on such Capital Stock, such that after giving effect thereto the foregoing threshold shall not be exceeded, and (ii) such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request, in connection therewith.

         8.10     Collateral Interests.

         (a) Personal Property. The Borrower will, and will cause each of its Domestic Subsidiaries to, pledge collateral interests in all of its personal property as contemplated herein, in the Guarantee Agreement, in the Collateral Documents and in the Intercreditor Agreement, and will cooperate with and assist the Administrative Agent and the Collateral Agent to insure the establishment and maintenance of a perfected first-priority security interest in such collateral, subject only to Liens permitted hereunder and excepting only (i) fixed or capital assets and associated intangible assets which are the subject of financing and prior liens permitted hereunder and the terms of which expressly prohibit the grant of a security interest in favor of any other party, and (ii) rights under leases of personal property, contracts, licenses or other agreements the terms of which expressly prohibit the grant of a security interest in favor of any other party. Notwithstanding the foregoing, Loral Ground Services, L.L.C., a Delaware limited liability company ("Ground Services") is not required to pledge any of the issued and outstanding Capital Stock owned by it in Loral del Ecuador CIA Ltda., an Ecuador company ("Loral Ecuador"), so long as the shares are the subject of that Agreement of Sale dated as of February 5, 1999 with CD Radio, Inc. (now known as Sirius Radio, Inc.).

         (b) Real Property. The Borrower will, and will cause each of its Domestic Subsidiaries to, mortgage and pledge collateral interests in all of its real property (including leasehold interests) as contemplated herein, in the Guarantee Agreement and in the Collateral Documents and will cooperate with and assist the Administrative Agent and the Collateral Agent to insure the establishment and maintenance of a perfected first-priority lien on and security interest in such collateral, subject only to Liens permitted hereunder and excepting only (i) real property interests which in the aggregate have a fair value less than $1 million, in the case of owned properties, or annual rental payments less than $100,000, in the case of leased properties, and (ii) fixed or capital assets and associated intangible assets which are the subject of financing and prior liens permitted hereunder and the terms of which expressly prohibit the grant of a security interest in favor of any other party. In the case of a mortgage or pledge of collateral interest in respect of a leasehold interest, the obligation of the Borrower hereunder will be satisfied by the use of commercially reasonable efforts to obtain a leasehold mortgage without payment of a fee or other concession to the landlord in exchange therefor.

                                   SECTION 9.
                               NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any Commitments remain in effect, any Loan remains outstanding and unpaid or any Letter of Credit remains outstanding or any other amount is owing to any Bank, the Issuing Bank or the Administrative Agent hereunder, the Borrower shall not, and (except with respect to subsections 9.1 and 9.7) shall not permit any of its Subsidiaries to, directly or indirectly:

         9.1      Financial Condition Covenants.

         (a) Interest Coverage. Permit the ratio of (x) Consolidated EBITDA for any period of four consecutive fiscal quarters (the "Test Period") ending on a fiscal quarter during any period set forth below to (y) Consolidated Interest Expense for such Test Period to be less than the ratio set forth opposite the last date of such Test Period shown on Schedule 9.1.

         (b) Consolidated Leverage Ratio. Permit the ratio of (x) Consolidated Funded Debt as of the end of the applicable fiscal quarter to (y) Consolidated EBITDA for any period of four consecutive fiscal quarters (the "Test Period") ending on a fiscal quarter during any period set forth below, to be greater than the ratio set forth opposite the last date of such Test Period shown on Schedule 9.1.

         (c) Consolidated Net Worth. As of the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2002, the Consolidated Net Worth shall be not less than the sum of (i) eighty-seven percent (87%) of Consolidated Net Worth as of December 31, 2001, plus (ii) as of the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2002, an amount equal to fifty-percent (50%) of Consolidated Net Income (but not less than zero) for such fiscal quarter, such increases to be cumulative, plus (iii) an amount equal to one hundred percent (100%) of net proceeds from Equity Transactions occurring after the Closing Date.

         (d) Limitation on Capital Expenditures. The Borrower will not, nor will it permit any of its Subsidiaries to, make Capital Expenditures that would be prohibited by the limitations set forth on Schedule 9.1.

         9.2      Limitation on Indebtedness.

         Create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, except:

         (a) Indebtedness in respect of the Loans, the Notes, the Letters of Credit and other obligations under this Agreement;

         (b) Indebtedness of any Domestic Subsidiary to the Borrower or any other Subsidiary;

         (c) Indebtedness outstanding on the Closing Date and listed on Schedule
6.8 and extensions, renewals and refinancings thereof so long as the amount of such Indebtedness is not thereby increased (except by an amount necessary to pay the fees and expenses, including prepayment costs, incurred in connection with the refinancing and by any amount representing accrued or deferred interest accrued prior to or during the period of any extensions or renewals);

         (d) Indebtedness comprised of liens permitted by subsection 9.3;

         (e) Indebtedness in respect of Interest Rate Agreements and foreign exchange hedging agreements incurred to protect the Borrower and its Subsidiaries against interest rate fluctuations or foreign exchange rate fluctuations;

         (f) Indebtedness of the type described in clause (b) of the definition of "Indebtedness" arising as a result of progress payments, milestones, advances or similar arrangements made pursuant to government contracts or other Contractual Obligations;

         (g) Indebtedness incurred in connection with a sale and leaseback of the Palo Alto Property under an arrangement with any Person providing for the leasing of real or personal property which has been sold or is to be transferred to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations, provided that (i) the sale shall be for fair market value payable solely in cash at closing yielding net cash proceeds of at least $50 million, and (ii) the maturity of such Indebtedness shall be not earlier than September 30, 2005.

         (h) Indebtedness incurred after the Closing Date by the Borrower or its Subsidiaries not to exceed $25 million in the aggregate at any time for Financing Lease obligations, for Synthetic Lease obligations and for the deferred purchase price of newly acquired property of the Borrower and its Subsidiaries, incurred to finance the acquisition of fixed or capital assets and intangibles associated with such assets within 180 days of the acquisition or construction of such fixed or capital assets, and extensions, renewals and refinancings thereof so long as the amount of such Indebtedness is not increased (except by an amount necessary to pay the fees and expenses, including prepayment costs, incurred in connection with the refinancing);

         (i) other unsecured Indebtedness of the Borrower and its Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding under the foregoing clause (h) and under this clause (i) shall not exceed $50 million in the aggregate at any time;

         (j) Indebtedness, if any, related to the ChinaSat Contract; and

         (k) Guarantee Obligations of the Borrower and its Subsidiaries with respect to Indebtedness permitted under this Section 9.2.

         9.3      Limitation on Liens.

         Create, incur, assume or suffer to exist any Lien upon any of its or its Subsidiaries' property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) (i) Liens in existence on the Closing Date listed on Schedule 6.8, securing Indebtedness permitted by subsection 9.2(c), and (ii) Liens securing Indebtedness of the Borrower outstanding on the Closing Date and listed on
Schedule 6.8 and extensions, renewals, and refinancings thereof so long as the amount of such Indebtedness is not thereby increased (except by an amount necessary to pay the fees and expenses, including prepayment costs, incurred in connection with the refinancing), provided in each case, that no such Lien is spread to cover any additional property after the Closing Date;

         (g) Liens securing Indebtedness permitted by subsection 9.2(h), incurred to finance or refinance the acquisition, construction or improvement of fixed or capital assets and the intangibles associated with such assets, provided that (i) such Liens shall be created within 180 days of the acquisition or construction of such fixed or capital assets or intangibles and accounts associated with such assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased except in connection with further improvements and additions to such assets and (iv) the principal amount of Indebtedness secured by any such Lien shall not at the time of incurrence exceed 100% of the fair value (as determined in good faith by the board of directors of the Borrower) of such property, intangibles and accounts at the time it was acquired or constructed;

         (h) Liens in favor of the Administrative Agent, for the ratable benefit of the Banks;

         (i) Liens on materials and work-in-progress in favor of customers of the Borrower and its Subsidiaries for amounts paid to the Borrower or any of its Subsidiaries as progress payments, milestones, advances or similar arrangements under Contractual Obligations entered into by the Borrower or such Subsidiary with respect to such materials or work-in-progress;

         (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (k) Liens on the Palo Alto Property securing Indebtedness in respect of the sale and leaseback of the Palo Alto Property permitted by subsection 9.2(g);

         (l) Liens in connection with any judgement which is not the basis for the existence of an Event of Default pursuant to Section 10(i);

         (m) Liens on property in existence at the time of acquisition of such property by the Borrower or any Subsidiary in an aggregate amount at any one time outstanding not in excess of 1% of Consolidated Net Worth at such time; provided that no such Lien is spread to cover any additional property and the amount secured thereby is not increased;

         (n) Liens in favor of a Bank or an affiliate of a Bank pursuant to (i) an interest rate protection agreement, foreign currency exchange protection agreement or commodities purchase protection agreement permitted hereunder or
(ii) cash management programs, but only where (A) the loans and obligations hereunder are also secured by a Lien on the collateral that is the subject of such Lien, and (B) the loans and obligations hereunder and the obligations under such protection agreements and cash management programs will share pari passu in the collateral; and

         (o) a junior Lien on the assets covered by the Collateral Documents to secure the Satellite Credit Facility, provided that the maturity date for the Satellite Credit Facility is on or after January 7, 2005 and such junior lien is subject to the terms of the Intercreditor Agreement.

         9.4      [Intentionally Omitted].

         9.5      Limitations on Fundamental Changes.

         Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or the Capital Stock of any Subsidiary (other than a Special Purpose Holding Subsidiary), or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries which is a Guarantor (provided that such Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation(s));

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any domestic Subsidiary of the Borrower which is a Guarantor;

         (c) any Wholly Owned Subsidiary may be liquidated, wound up or dissolved, unless any such liquidation, winding up or dissolution would have a Material Adverse Effect; and

         (d) Ground Services may sell, transfer or otherwise dispose of 100% of the issued and outstanding Capital Stock owned by it in Loral Ecuador pursuant to the terms of that Agreement of Sale referenced in Section 8.10(a).

         9.6      Limitation on Sale of Assets.

         Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

         (a) property (including inventory or notes received in connection with the sale of inventory, but excluding orbiting satellites and Telstar 8 and Telstar 13 which are provided for in subsection (k) below) disposed of in the ordinary course of business;

         (b) obsolete, replaced, worn out or discontinued property (including inventory, but excluding orbiting satellites and Telstar 8 and Telstar 13 which are provided for in subsection (k) below);

         (c) equipment which is replaced with other equipment of comparable value and quality within 90 days before or after such sale or disposition;

         (d) the sale or discount without recourse of accounts receivable in the ordinary course of business in connection with the compromise or collection thereof;

         (e) the sale, transfer or other disposition of cash and/or Cash Equivalents in exchange for a comparable amount of cash and/or Cash Equivalents;

         (f) a sale and leaseback of the Palo Alto Property in accordance with the terms of Section 9.2(g);

         (g) the Globalstar Receivables Sale;

         (h) upon any termination of the lease agreement described in Item 2 on
Schedule 9.9, the Borrower may take any actions required in connection with such termination to effectuate such termination, including transferring any of its rights under transponder capacity contracts in connection with any such termination;

         (i) a sale of the LSCC Secured Note and the exchange of the LSCC Secured Note described in the last sentence of Section 9.9;

         (j) intercompany transfers of assets, whether by sale, transfer, contribution or otherwise, between the Borrower and its Domestic Subsidiaries that are Guarantors hereunder;

         (k) other sales of assets, including orbiting satellites and Telstar 8 and Telstar 13, provided that (i) such sales are for fair market value, (ii) not less than 80% of the sales proceeds shall be paid in cash on the date of sale and (iii) if the aggregate net after-tax cash proceeds from such assets exceeds $20,000,000 after the Closing Date, then the Term Loans and Revolving Credit Commitments are permanently reduced by an amount equal to the aggregate net after-tax cash proceeds of such sales in excess of $20,000,000 received by the Borrower and its Subsidiaries, in accordance with subsection 5.13(c); or

         (l) a sale of the Capital Stock of Loral Ecuador pursuant to the terms of that Agreement of Sale referenced in Section 8.10(a).

         The parties hereto agree that any disposition of assets to a Person (other than to the Borrower or a Guarantor) permitted by this Section 9.6 shall be free and clear of the Liens of the Collateral Agent. Upon a sale of assets or the sale of capital stock of a Subsidiary permitted by this Section 9.6, the Collateral Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest in such assets or capital stock, including, without limitation, amendments or terminations of UCC financing statements, the return of stock certificates and the release of a Guarantor (as applicable) from its obligations under the Loan Documents.

         9.7      Limitation on Dividends.

         Declare or pay any dividend (other than dividends payable solely in equity securities of the Borrower not redeemable at the option of the holder and not entitled to any mandatory repurchase, dividend or distribution) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower (including Cash Advances from Parent) or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary; provided that, so long as no Default or Event of Default has occurred and is continuing or would result from the making of such dividend, the Borrower may make a dividend if (a) the sum of
(i) such dividend plus (ii) the dividends made from the Closing Date through any date of determination, shall not exceed an amount equal to 50% of cumulative Consolidated Net Income, and (b) the ratio of Consolidated Funded Debt to Consolidated EBITDA of the Borrower and its consolidated Subsidiaries is less than 3.00 to 1.00 at the end of the fiscal quarter prior to the date of the declaration of such dividend.

         9.8      Limitation on Investments, Loans and Advances.

         Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person or in any commodities futures or other such speculations, except:

         (a) extensions of trade credit in the ordinary course of business (including without limitation, any vendor financing; provided, however, the aggregate principal amount of vendor financing provided to vendors that are not at the time such vendor financing is provided Investment Grade Vendors shall not at any time exceed $150 million;

         (b)      investments in Cash Equivalents;

         (c) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 at any one time outstanding;

         (d) investments by the Borrower in its Domestic Subsidiaries which are Guarantors hereunder and investments by Subsidiaries in the Borrower and in Domestic Subsidiaries which are Guarantors hereunder;

         (e) Capital Expenditures;

         (f) advances to (i) subcontractors in respect of projects for which the Borrower has received advances from third parties in an amount not to exceed such third party advances (ii) subcontractors in an amount not to exceed at any time outstanding $25,000,000 and (iii) providers of launch vehicles in the ordinary course of business;

         (g) loans and investments existing as of the Closing Date and set forth in Schedule 9.8;

         (h) Investments consisting of Capital Stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt or insolvent obligors;

         (i) investments consisting of notes and assets received in exchange for the CyberStar Receivables and investments pursuant to the exchange described in the last sentence of Section 9.9;

         (j) other investments; provided that the aggregate amount of all such investments under this subsection 9.8(j) may not exceed $20 million; and

         (k) the Promissory note issued by the Parent in connection with the Globalstar Receivables Sale.

         9.9      Transactions with Affiliates.

         Enter into any transaction, directly or indirectly, including, without limitation, any purchase, sale, lease or exchange of property or stock or the rendering of any service, with any Affiliate (including the Parent and Loral) except (a) for transactions which are otherwise permitted under this Agreement and which are (i) in the ordinary course of the Borrower's or a Subsidiary's business, and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate and do not adversely affect the business of the Borrower or such Subsidiary in excess of the effect which would occur in such arm's length transaction, (b) that the Borrower may perform the agreements listed on Schedule 9.9 and (c) the Globalstar Receivables Sale. Notwithstanding anything contained herein to the contrary and except as set forth in (c) above, any transaction or series of related transactions with one or more Affiliates which are in excess of $20 million shall be for cash consideration only, except (A) for the accrual of management fees from Loral or the Parent, (B) for receipt of Capital Stock, promissory notes, obligations, securities or other property received under
Section 9.8(h) in respect of Globalstar L.P., (C) for transactions between the Borrower and Domestic Subsidiaries which are Guarantors and (D) transactions set forth on Schedule 9.9 that are identified thereon as not being subject to the terms of this sentence. Furthermore, in the event the Exchange Offer does not close by February 1, 2002, the Borrower covenants and agrees that it will cause the LSCC Secured Note to be cancelled in exchange for a transfer to the Borrower of the $50,000,000 obligation of Loral CyberStar, Inc. previously transferred by the Borrower to the Parent.

         9.10 Restrictions on Actions Relating to the Management Fee Note and LSCC Secured Note and the CyberStar Receivables.

         Make, agree to, or otherwise acquiesce in any amendment, modification, extension, waiver or consent in respect of the Management Fee Note, the LSCC Secured Note or the CyberStar Receivables, except as to ministerial matters in a manner not adverse to the interests of the Banks and otherwise with the prior written consent of the Administrative Agent and the Required Banks.

         9.11     Restrictions on Indebtedness to Parent or Loral.

         Incur any Indebtedness to Parent or Loral unless the same is not mandatorily repayable or repayable until one year and a day following repayment and termination of the Credit Facilities and is subordinated to the Credit Facilities on a basis satisfactory to the Administrative Agent.

                                   SECTION 10.
                                EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan or the amount of any drawing under a Letter of Credit when due; or the Borrower shall fail to pay any interest on any Loan or on the unpaid amount of any drawing under any Letter of Credit, or the Borrower shall fail to pay any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower (or any Subsidiary) shall default in the observance or performance of any agreement contained in subsection 9.1, 9.5, 9.6, 9.7 or 9.11; or

         (d) The Borrower (or any Subsidiary) shall default in the observance or performance of any agreement contained in subsection 9.2, 9.3, 9.8 or 9.9 and such default shall continue unremedied for a period of five days; or

         (e) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (d) of this Section) or any of the other Loan Documents, and such default shall continue unremedied for a period of 30 days; or

         (f) The Borrower or any of its Material Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans or in respect of Letters of Credit) in an aggregate outstanding principal amount of $15,000,000 or more or in the payment of any Guarantee Obligation in an amount of $15,000,000 or more, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation in an aggregate amount in excess of $15,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

         (g) (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

         (i) One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of more than $15 million at any time and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (j) If at any time the Borrower or any of its Subsidiaries shall become liable (whether, directly, indirectly, by indemnity or contribution or otherwise) for (w) environmental removal or remediation expenses, (x) costs of response with respect to any Environmental Law, (y) damages for injury to, destruction of or loss of natural resources, or (z) assessed environmental fines, penalties or other such charges which, as to (w), (x), (y) and (z) above in the aggregate, are in excess of $15,000,000 above such amounts which are covered by insurance; or

         (k)      Any Change in Control shall occur; or

         (l) (i) The Lien created by the Guarantee Agreement or any of the other Loan Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (ii) the Guarantees created by the Guarantee Agreement shall cease to be enforceable or any Guarantor shall so assert; or

         (m) There shall exist (i) a default in any payment of principal, interest or other amount owing under the LSCC Secured Note, (ii) a default in the covenant under the LSCC Secured Note related to the payment of dividends or distributions by Loral CyberStar Data Services Corporation or (iii) a default in the observance or performance of any other agreement, covenant or condition under the LSCC Secured Note and the default under such other agreement, covenant or condition shall continue unremedied for a period of thirty (30) consecutive days, then, and in any such event:

                  (A) if such event is an Event of Default specified in clause
         (i) or (ii) of paragraph (g) above automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, and the Notes shall immediately become due and payable and (ii) all obligations of the Borrower in respect of the Letters of Credit (including the obligation described below to deposit cash collateral to cover any undrawn amounts), although contingent and unmatured, shall become immediately due and payable and the obligations of the Issuing Bank to issue Syndicated Letters of Credit shall immediately terminate, and

                  (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith and the obligations of the Issuing Bank to issue Syndicated Letters of Credit to be terminated, whereupon the Commitments and the obligations of the Issuing Bank shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice of default to the Borrower, (A) declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement, and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (B) declare all or a portion of the obligations of the Borrower in respect of the Letters of Credit (including the obligation described below to deposit cash collateral to cover any undrawn amounts), although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Borrower discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations.

         All payments under this Section 10 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Borrower's reimbursement obligations with respect to Letters of Credit as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Borrower's Obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Banks. Amounts held in such cash collateral account shall be invested in Cash Equivalents until any such time as they shall be applied by the Administrative Agent as aforesaid. The amount of such cash collateral required shall be recomputed on each Determination Date. After all such Letters of Credit shall have expired or been fully drawn upon and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   SECTION 11.
                            THE ADMINISTRATIVE AGENT

         11.1     Appointment.

         Each Bank hereby irrevocably designates and appoints Bank of America as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Bank of America, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents (including delivery of releases of collateral and lien interests in connection with sales and dispositions permitted hereunder), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         11.2     Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         11.3     Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         11.4     Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         11.5     Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         11.6     Non-Reliance on Administrative Agent and Other Banks.

         Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7     Indemnification.

         The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         11.8     Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

         11.9     Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall, if no Default or Event of Default has occurred and is continuing or if such appointment could cause the Borrower's Facility Security Clearance to be invalidated, be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If the retiring Administrative Agent is also the Issuing Bank hereunder and the successor Administrative Agent so requests in writing, the retiring Administrative Agent shall resign as the Issuing Bank, effective for all Syndicated Letters of Credit issued on or after the date the successor Administrative Agent becomes the "Administrative Agent" hereunder. In the event of a material breach by the Administrative Agent of its duties hereunder, the Administrative Agent may be removed by the Required Banks for cause and the provisions of this subsection 11.9 shall apply to the appointment of a successor Administrative Agent.

         11.10    Issuing Bank.

         Each Bank hereby acknowledges that the provisions of this Section 11 shall apply to the Issuing Bank, in its capacity as such in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

         11.11    Intercreditor Agreement.

         By execution of this Agreement, each Bank acknowledges, and agrees to be bound by, the terms of the Intercreditor Agreement, and further authorizes and directs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreement on its behalf.

                                   SECTION 12.
                                  MISCELLANEOUS

         12.1     Amendments and Waivers.

         All requests for any amendment, supplement or other modification of any provision of this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent. The Administrative Agent will manage the voting and execution process in connection with any such amendment, supplement or other modification. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks and the written acknowledgement of the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or Loan or any installment of principal thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee or extend the time of payment thereof payable to any Bank hereunder, increase the amount of any Bank's Commitments, in each case without the consent of the Bank affected thereby, or
(b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks, or (c) release all or substantially all of the Guarantors or release all or substantially all of the collateral securing the Loans and obligations hereunder, in each case without the written consent of all the Banks, or (d) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent and the Issuing Bank or (e) amend, modify or waive any provision of Section 4 pertaining to Letters of Credit without the written consent of the Issuing Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Issuing Bank, the Administrative Agent, and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         12.2     Notices.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:                      Loral SpaceCom Corporation
                                            600 Third Avenue
                                            New York, New York 10016
                                            Attention:  Nicholas C. Moren
                                            Telephone: (212) 697-1105
                                            Telecopy:  (212) 867-5248

         The Administrative Agent:          Bank of America, N.A.
                                            Agency Management Services

                                            101 N. Tryon Street
                                            Charlotte, North Carolina 28255
                                            Attention: Kim Williams
                                            Telecopy:  (704) 409-0650

provided that any notice, request or demand to or upon the Administrative Agent pursuant to subsections 2.3, 3.2, 4.3, or 5.15 shall not be effective until received. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information.

         12.3     No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         12.4     Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         12.5     Payment of Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Issuing Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents, and any other documents prepared in connection herewith or therewith, the preparation and execution of any Syndicated Letters of Credit, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including those of outside counsel and, without duplication, allocated costs of in-house counsel to the extent such counsel performs services that would otherwise be performed by outside counsel) to the Administrative Agent or the Issuing Bank, (b) to pay or reimburse each Bank, the Issuing Bank and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under or arising out of this Agreement, the Notes, the other Loan Documents and any such other documents, or incurred with respect to any challenge to any Letter of Credit, including, without limitation, reasonable fees and disbursements of counsel (including those of outside counsel and, without duplication, allocated costs of in-house counsel to the extent such counsel performs services that would otherwise be performed by outside counsel) to the Administrative Agent, the Issuing Bank, and to the several Banks, and (c) to pay, indemnify, and hold each Bank, the Issuing Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any (other than taxes excluded from the definition of "Taxes" in subsection 5.9), which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents, and
(d) to pay, indemnify, and hold each Bank, the Issuing Bank and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred in connection with, or arising out of, defending, prosecuting or complying with any proceeding, action or investigation arising out of, or relating to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, the Issuing Bank or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any such Bank. The agreements in this subsection shall survive repayment of the Obligations and all other amounts payable hereunder.

         12.6     Successors and Assigns; Participations; Purchasing Banks.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Issuing Bank, the Banks, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its rights or obligations hereunder except as provided in this subsection 12.6 or in subsection 4.2.

         (b) Any Bank may, in the ordinary course of its commercial lending business and in accordance with applicable law and subject to subsection 12.16, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Syndicated Letter of Credit participated in by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes or the other Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note or the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note or any other Loan Document, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 12.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.6, 4.8, 5.7, 5.8, 5.9, 5.10 and 12.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred and that the Participants shall assume their respective shares of any obligations imposed on the transferor Bank under such subsections. Each Bank agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Bank with respect to voting hereunder, only with respect to matters requiring the consent of all of the Banks hereunder.

         (c) Any Bank may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to any Bank or any Affiliate thereof or, to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes or the other Loan Documents pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, consented to by the Borrower (provided that such consent of the Borrower shall not be required if a Default or Event of Default exists at the time of such sale) and the Administrative Agent and the Issuing Bank (such consents not to be unreasonably withheld) and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below)); provided that (A) each such sale pursuant to this subsection 12.6(c) shall be in an amount of $5,000,000 or more ($2,500,000 in the case of a sale to any Bank) and (B) in the event of a sale of less than all of such rights and obligations, such Bank after any such sale shall retain a Commitment and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including Schedule 1.1A) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, a new Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the relevant Borrower marked "canceled".

         (d) The Administrative Agent shall maintain at its address referred to in subsection 12.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, principal amount of the Loans owing to, and the amount of the participating interest in L/C Participating Interests of, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrower, the Issuing Bank and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall
(i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks, the Issuing Bank and the Borrower.

         (f) The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower and its Affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) If, pursuant to this subsection, any interest in this Agreement or any Note or any other Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank, shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent, the Issuing Bank and the Borrower), that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Issuing Bank, the Borrower or the transferor Bank, with respect to any payments to be made to such Transferee in respect of the Loans or the Letters of Credit or any other amount payable hereunder, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent, the Issuing Bank and the Borrower), either U.S. Internal Revenue Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), together with U.S. Internal Revenue Form W-8 or W-9, or any successor form, and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent, the Issuing Bank and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent, the Issuing Bank and the Borrower) a new Form W-8ECI or Form W-8BEN, together with U.S. Internal Revenue Form W-8 or W-9, or any successor form, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Nothing herein shall prohibit any Bank from transferring any of its rights hereunder for purposes of pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         12.7     Adjustments; Set-off.

         (a) If any Bank (a "benefited Bank") shall at any time receive any payment of all or part of its Loans or of all or part of its L/C Participating Interest in any Syndicated Letter of Credit (as to each Bank, its "Exposure"), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Exposure or interest thereon, such benefited Bank shall purchase for cash from the other Banks such portion of each such other Bank's Exposure, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Exposure may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any banking affiliate thereof to or for the credit or the account of the Borrower, and each such affiliate is hereby irrevocably authorized to permit such setoff and application. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         12.8     Confidentiality.

         The Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such in writing by the Borrower in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure reasonably required by a bona fide prospective Transferee in connection with the contemplated transfer of any Note or participation therein or any other interest in the Loan Documents or as required or requested by any Governmental Authority (including, for purposes hereof, self-regulatory agencies) or representative thereof pursuant to legal process.

         12.9     Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         12.10    Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.11    Integration.

         This Agreement and the other Loan Documents represents the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         12.12    GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         12.13    Submission To Jurisdiction; Waivers.

         The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         12.14    Acknowledgements.

         The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

         (b) none of the Administrative Agent, the Issuing Bank, nor any Bank has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent, the Issuing Bank and the Banks, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

         (c) no joint venture exists among the Administrative Agent, the Issuing Bank and the Banks or any of them or among the Borrower and the Banks.

         12.15    WAIVERS OF JURY TRIAL.

         THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         12.16    Compliance with Department of Defense Regulations.

         (a) The Administrative Agent shall provide the Borrower with respect to each potential Bank the following information: name, address, amount of Commitments (in dollar amount and as percentage of total), and country of domicile of ultimate beneficial owner. Administrative Agent shall maintain a list of all Banks and provide the Borrower with notice of any changes thereto; and in the case of any potential Participants, Administrative Agent shall provide the Borrower with respect to each potential Participant the following information: amount of participation (in dollar amount and as percentage of total) and country of domicile of ultimate beneficial owner.

         (b) Borrower shall have the right to consent to each Bank or any potential Bank that is foreign owned or foreign controlled (as defined by Department of Defense regulations) and such consent shall be withheld only if the nationality of such Bank is sufficient in the Borrower's reasonable judgment to cause the Borrower's Facility Security Clearance to be invalidated.

         (c) The Administrative Agent shall provide each potential Bank written notice of the following conditions of participation or assignment:

                  (i) The Borrower will not under any circumstances be obligated or required to release, disclose or otherwise make available any classified information to any Bank.

                  (ii) The rights and claims of each Bank against the Borrower will be limited to those set forth in and arising out of the various Loan Documents.

                  (iii) No Bank will exert influence or control over the business or the operations of the Borrower except as established by the various Loan Documents; provided, however, that each Bank shall be entitled to administer, consent to, waive and otherwise exercise the rights provided to them under the various Loan Documents such as, without limitation, requiring the Borrower to maintain property insurance, pay taxes, comply with applicable laws, furnish financial statements and reports, provide notice of litigation and defaults, refrain from incurring other Indebtedness or Liens, disposing of assets or merging or consolidating with other business entities.

                  (iv) No Bank may assign its rights or interest to any foreign owned or foreign controlled bank without the consent of the Borrower as under (b) above and unless such bank agrees prior to becoming a party to the Loan Documents to be bound by the above conditions.

         (d) All Banks will also be notified of Borrower's obligations to the Department of Defense including: (i) notifying the Department of Defense of any acceleration of any Loans or other Obligations or the commencement by the Administrative Agent of any action to enforce the various Loan Documents, and
(ii) providing annual certification of the continuing effectiveness of its security arrangements.

         (e) All Banks shall be notified that the clearance held by the Borrower is subject to revocation if these conditions are not met and maintained and that such revocation would result in material harm to its business.

         12.17    Consent to Amendment and Restatement.

         By executing this Agreement, each Bank which is an Existing Bank consents and agrees to this amendment and restatement of the Existing Credit Agreement and the transactions contemplated hereby and the parties hereto acknowledge and agree that (i) this Agreement is given in amendment to, restatement of and substitution for the Existing Credit Agreement and (ii) this Agreement and the Notes hereunder evidence the same obligations as under the Existing Credit Agreement and the Notes thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:                                    LORAL SPACECOM CORPORATION,
                                             a Delaware corporation

                                             By:     /s/  Richard Mastoloni
                                             Name:   Richard Mastoloni
                                             Title:  Vice President



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                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

AGENT:                        BANK OF AMERICA, N.A., in its capacity
                              as Administrative Agent

                              By:       /s/  Steve A. Aronowitz
                              Name:     Steve A. Aronowitz
                              Title:    Managing Director

LENDERS: BANK OF AMERICA, N.A., individually in its capacity as a Lender and Issuing Bank

                              By:       /s/  Steve A. Aronowitz
                              Name:     Steve A. Aronowitz
                              Title:    Managing Director

                              BANK OF MONTREAL

                              By:       /s/  Michael J. Salski
                              Name:     Michael J. Salski
                              Title:    Director

                              BNP PARIBAS

                              By:     /s/ Richard Pace
                              Name:   Richard Pace
                              Title:  Vice President, Corporate Banking Division

                              By:       /s/  Nanette Baudon
                              Name:     Nanette Baudon
                              Title:    Vice President

                              BARCLAYS BANK PLC

                              By:       /s/  Arthur J. Olsen
                              Name:     Arthur J. Olsen
                              Title:    Director

                              BAYERISCHE LANDESBANK

                              By:       /s/  Hereward Drummond
                              Name:     Hereward Drummond
                              Title:    Senior Vice President

                              By:       /s/  James H. Boyle
                              Name:     James H. Boyle
                              Title:    Vice President

                              CIBC INC.

                              By:       /s/  Joan S. Griffin
                              Name:     Joan S. Griffin




                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                              Title:    Executive Director



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                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                                   CITIBANK, N.A.

                                   By:       /s/  Henry W. Yabroudy
                                   Name:     Henry W. Yabroudy
                                   Title:    Vice President

                                   CREDIT LYONNAIS NEW YORK BRANCH

                                   By:       /s/  Patrick McCarthy
                                   Name:     Patrick McCarthy
                                   Title:    Authorized Signatory

                                   DEUTSCHE BANK AG, NEW YORK BRANCH

                                   By:       /s/  Robert B. Landis
                                   Name:     Robert B. Landis
                                   Title:    Managing Director

                                   By:       /s/  Ping Chen
                                   Name:     Ping Chen
                                   Title:    Associate

                                   BANKERS TRUST COMPANY

                                   By:       /s/  Clay Desjardine
                                   Name:     Clay Desjardine
                                   Title:    Managing Director

                                   FUJI BANK, LIMITED

                                   By:       /s/  John D. Doyle
                                   Name:     John D. Doyle
                                   Title:    Vice President & Manager

                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:       /s/  Karl Kieffer
                                   Name:     Karl Kieffer
                                   Title:    Authorized Signatory

                                   SANPAOLO IMI SPA

                                   By:       /s/  Carlo Persico
                                   Name:     Carlo Persico
                                   Title:    General Manager

                                   By:       /s/  Luca Sacchi
                                   Name:     Luca Sacchi
                                   Title:    Vice President

                                   MELLON BANK, N.A.



                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                                   By:       /s/ Susan C. Saxer
                                   Name:     Susan C. Saxer
                                   Title:    Senior Vice President



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                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                                   NATIONAL CITY BANK

                                   By:       /s/  Mark J. Ringel
                                   Name:     Mark J. Ringel
                                   Title:    Vice President

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:       /s/  Keith R. White
                                   Name:     Keith R. White
                                   Title:    Vice President

                                   SOCIETE GENERALE

                                   By:       /s/  Jose A. Moreno
                                   Name:     Jose A. Moreno
                                   Title:    Director

                                   THE BANK OF NEW YORK

                                   By:       /s/ Kenneth Sneider
                                   Name:     Kenneth Sneider
                                   Title:    Vice President

                                   THE BANK OF NOVA SCOTIA

                                   By:       /s/  J. Alan Edwards
                                   Name:     J. Alan Edwards
                                   Title:    Managing Director

                                   JPMORGAN CHASE BANK, FORMERLY KNOWN AS THE
                                   CHASE MANHATTAN BANK

                                   By:       /s/  William E. Rottino
                                   Name:     William E. Rottino
                                   Title:    Vice President

                                   THE INDUSTRIAL BANK OF JAPAN, LTD.

                                   By:       /s/ Koichi Hasegawa
                                   Name:     Koichi Hasegawa
                                   Title:    Senior Vice President

                                   THE MITSUBISHI TRUST AND
                                   BANKING CORPORATION

                                   By:       /s/  Scott J. Paige
                                   Name:     Scott J. Paige
                                   Title:    Executive Vice President



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                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                                   THE SANWA BANK, LIMITED

                                   By:       /s/  Stephen C. Small
                                   Name:     Stephen C. Small
                                   Title:    Senior Vice President

                                   SUMITOMO MITSUI BANKING CORPORATION

                                   By:       /s/  Edward D. Henderson, Jr.
                                   Name:     Edward D. Henderson, Jr.
                                   Title:    Senior Vice President

                                   THE TOKAI BANK, LIMITED

                                   By:       /s/  Shinichi Nakatani
                                   Name:     Shinichi Nakatani
                                   Title:    Deputy General Manager

                                   UNICREDITO ITALIANO S.P.A.

                                   By:     /s/  Christopher J. Eldin
                                   Name:   Christopher J. Eldin
                                   Title:  First Vice President & Deputy Manager

                                   By:       /s/  Luciano Cenedese
                                   Name:     Luciano Cenedese
                                   Title:    First Vice President









                                                      LORAL SPACECOM CORPORATION
                                           AMENDED AND RESTATED CREDIT AGREEMENT

                      AMENDED AND RESTATED CREDIT AGREEMENT
                           LORAL SPACECOM CORPORATION

                                  SCHEDULE 9.1

                        Section 9.1(a): Interest Coverage

                  Test Period Ending                      Ratio
                  ------------------                      -----

                    March 31, 2002                         1.25
                    June 30, 2002                          1.25
                  September 30, 2002                       1.25
                  December 31, 2002                        1.5
                    March 31, 2003                         1.5
                    June 30, 2003                          1.75
                  September 30, 2003                       1.75
                  December 31, 2003                        1.75
                    March 31, 2004                         2.0
                    June 30, 2004                          2.25
                  September 30, 2004                       2.5
                  December 30, 2004                        2.5

                   Section 9.1(b): Consolidated Leverage Ratio


                  Test Period Ending                      Ratio
                  ------------------                      -----

                    March 31, 2002                         11.5
                    June 30, 2002                         10.75
                  September 30, 2002                       8.75
                  December 31, 2002                        6.75
                    March 31, 2003                         6.5
                    June 30, 2003                          6.25
                  September 30, 2003                       5.75
                  December 31, 2003                        5.75
                    March 31, 2004                         5.0
                    June 30, 2004                          4.5
                  September 30, 2004                       4.0
                  December 31, 2004                        4.0

                      Section 9.1(d): Capital Expenditures

The Borrower will not, nor will it permit any of its Subsidiaries to, make Capital Expenditures in respect of any satellite or program to develop satellites other than in respect of the T-8, T-13, Skynet Brazil (Estrella do Sul) and T-130 satellite programs already in progress.